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                                                                   EXHIBIT 10.10


                          STRATEGIC ALLIANCE AGREEMENT


         THIS AGREEMENT is entered into as of the 17th day of September, 1997 (the "Effective Date"), by and between PENWEST Pharmaceuticals Group ("PPG"), a division of PENWEST, LTD., a Washington corporation, with its principal place of business at 2981 Route 22, Patterson, New York 12563, and Endo Pharmaceuticals Inc., a Delaware corporation with its principal place of business at 223 Wilmington West Chester Pike, Chadds Ford, PA 19317 ("Endo").

         A. PPG has developed a controlled-release agent covered by one or more patents, patent applications, know-how and other proprietary technology, which agent PPG markets under the name and mark "TIMERx(R)" ("TIMERx").

         B. Endo manufactures and markets various pharmaceutical products, including without limitation the product marketed under the name "Numorphan," having as an active drug substance oxymorphone HCL ("Oxymorphone") and has developed know-how and other proprietary technology with respect thereto. Endo is interested in developing one or more products incorporating Oxymorphone and TIMERx to make a solid-dosage controlled-release delivery system for oral administration in humans in one or more dosage strengths.

         C. The parties desire to engage in certain research, development, and testing activities designed to determine if such drugs can be developed using TIMERx. If such activities are successful, Endo desires to make and market such drug(s) as its only line of controlled-release Oxymorphone products. In that connection, Endo desires to contract for a supply of TIMERx for use in the manufacture of such controlled-release forms of Oxymorphone, and PPG is willing to supply the same provided that Endo agrees to obtain all of its and its Affiliates' and sublicensees' requirements of TIMERx from PPG as provided herein.

         D. The parties desire to build mutual opportunities for the expansion of the scope of their efforts and agreements to involve other drugs in related areas and to cooperate in promoting the marketing of such products, worldwide.

         NOW, THEREFORE, the parties hereby agree as follows:

I. DEFINITIONS. Certain terms used herein are defined alphabetically in "Section 1," Sections 1.1 through 1.48, as set forth in the Definitions Exhibit attached hereto and incorporated herein by this reference. For convenience of reference,



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italicized type indicates at least one of the uses in the body of the Agreement of terms defined in the Definitions Exhibit.

II.      DEVELOPMENT PERIOD(S).

A. During each Development Period, each of PPG and Endo will exert its Best Commercial Efforts: (i) to perform the respective Development Tasks allotted to it; (ii) to do so in accordance with the applicable Development Budget; and (iii) to assist and to cooperate as requested with the other party's Best Commercial Efforts to do the same as to its own Development Tasks.

B. Each party will, promptly and throughout each Development Period, provide to the other party all necessary or useful information in or coming into its possession or reasonably available to it to support the achievement of the Development Tasks. Notwithstanding anything else to the contrary contained herein, nothing shall require either party to disclose confidential information for which such party has an obligation of confidentiality to a third party, but each party will exert its Best Commercial Efforts to bring to the attention of the Alliance Committee any such third party restrictions as may be relevant to its role hereunder.

C. Each party's Project Contact(s) will provide written reports to the other party's Project Contact(s) at least quarterly (and more often upon reasonable request of the other party) throughout each Development Period, stating in detail all efforts made and in process, and all significant progress achieved and difficulties encountered in the reporting party's portion of the development effort since the last such report. Each of the Project Contacts will also be available throughout each Development Period to answer any reasonable questions from the other party's Project Contacts, as appropriate.

D. During the Development Period, Endo shall provide Oxymorphone and related materials reasonably required to support the applicable Development Tasks, although it is understood that the same may be required to remain at one or more of Endo's facilities covered by Facilities Certifications. During the Development Period, PPG shall provide all TIMERx reasonably required for the applicable Development Tasks, all as shall be more fully described in the applicable Development Tasks adopted by Committee Action, although it is understood that the prototypes of the Formulated TIMERx will be developed internally by PPG's personnel at its own research facilities, and that such prototypes may then be tested with the Oxymorphone in accordance with the Development Tasks at one or more of such Endo facilities. The costs of such materials will be treated as among the parties' respective expenditures pursuant to the Development Budget, using for this purpose the Formulated TIMERx Price as to the TIMERx and the Oxymorphone Price as to the Oxymorphone.


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E. Subject to Section 5.3, each party will *********************************
********************************************************, regardless of which party is allocated one or more of the relevant Development Tasks. Each party shall submit to the Alliance Committee at least quarterly (or on such other schedule as may be determined by Committee Action) a written accounting of the expenditures, costs, and other resources actually devoted by it to the Development Tasks in accordance with the applicable Development Budget since the last such accounting. Each of the parties' quarterly accountings will be reviewed and approved in whole or in part (and/or returned in whole or in part to a party for correction or adjustment prior to resubmission) by Committee Action. The Alliance Committee will notify each party on a quarterly basis of the results of such review by it of the accountings of both parties. Subject to
Section 5.3, to the extent that both parties' accountings for prior expenditures, costs and other resources for a particular Development Budget have been so approved, the Alliance Committee will direct by a quarterly invoice (with copies to both parties), issued against records for such quarter and payable prior to the 30th day following the date of invoice, that the party which has, with respect to such Development Budget, devoted thereto less in the aggregate than the other party to that time (taking into account all prior reconciliation invoices with respect to such Development Budget under this section) shall reconcile such disparity by paying to the other party ************************* in such aggregate amounts.

F. The parties hereby agree that the Designated Product(s) described in Exhibit
2.6 shall be the "Initial Designated Product(s)." The initial Development Tasks, and the initial Development Budget with respect to such Initial Designated Product(s) shall be laid out in a project plan to be developed ***************** following the Effective Date by the parties' Project Contacts, subject to approval by Committee Action. During such ****** period, the parties will conduct the Proof of Principle Studies, and during the *************** of such period, Endo shall conduct the Patent Review (and PPG shall cooperate reasonably therewith). Other than the costs of the Proof of Principle Studies or the Patent Review, and the incidental costs of the Project Contacts associated with the development of such a project plan, neither party will devote substantial resources or make substantial expenditures in connection with the Initial Development Period prior to the approval of such project plan by Committee Action. The parties understand that such project plan will be preliminary and will require revisions, clarifications and supplementation by Committee Action in light of the interim results achieved or difficulties encountered during the Initial Development Period.

G. Except for the Initial Designated Products described in Section 2.6, neither party will be obligated to designate any drug product or potential drug product as a Designated Product under this Agreement. However, during the term of this Agreement, neither party shall, and hereby represents and warrants that none of its Affiliates shall, develop, attempt to develop, or actively investigate any version, materials, or system for any controlled-release or time-release oral tablet or capsule

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product containing any Oxymorphone as its only active ingredient, or as one active ingredient together with ASA or APAP (or agree or seek to agree with others to do so or any part thereof), *****************************************:
(i) such activities are with respect to a Certification Period (and subsequent Marketing Period(s)) as to which **************************************** or as to which it ******************************, as permitted hereunder, or (ii) the relevant product has been demonstrated ****************************************
************* as a Designated Product, as shown by a *********************
Development Period therefor pursuant to Section 5.2, or (iii) all of the conditions in Sections 2.7.1 and 2.7.2 have been satisfied. In addition, neither party shall, and hereby represents and warrants that none of its Affiliates shall, during the ************************ term of this Agreement, in a co-development project or marketing arrangement with a non-Affiliate third party (i.e. this clause will not apply to internal projects of either party), develop, attempt to develop, or actively investigate any version, materials, or system for any controlled-release or time-release oral tablet or capsule product for either (a) any controlled multisource opiate analgesic product (e.g., morphine, oxycodone, hydromorphone) not covered by the preceding sentence, or (b) any other tablet or capsule product containing a new chemical entity with opiate analgesic activity (provided, however, that this clause (b) will not apply to restrict PPG as to any such products as to which Endo has no actual or potential competitive product then at a substantially equivalent or later stage of development) ****************************************: (i) such activities are with respect to a Certification Period (and subsequent Marketing Period(s)) as to which *********** ************************************ or as to which it
*****************************, as permitted hereunder, or (ii) the relevant product has been demonstrated ************* ******************** as a Designated Product, as shown by a *********************** Development Period therefor pursuant to Section 5.2, or (iii) the other party has informed the party that would otherwise be restricted by this section that such other party has
*******************************************************************************
********* (it being understood that such other party shall inform the party that would otherwise be restricted by this section, and which has a bona fide intent to commence such a project with a non-Affiliate third party, whether or not such other party has such ******************** whenever it is requested in writing to do as to a particular ADS), or (iv) all of the conditions in Sections 2.7.1 and
2.7.2 have been satisfied. Such conditions are:

1. The party desiring to conduct a project or to enter a third-party agreement covered hereby has first notified the other party hereto of its desire to do so; and

2.       such notifying party has exerted its *****************************, through good faith negotiations over a period of at least ********, to reach agreement with the other party hereto to add such product or investigation to the coverage of this Agreement, unless such other party waives this Section 2.7.2 in writing or fails to negotiate in good faith.

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III.     CERTIFICATION PERIOD(S).

A. During each Certification Period, each of PPG and Endo will exert its ****** ********************: (i) to perform the respective Certification Tasks allotted to it; (ii) to do so in accordance with the applicable Certification Budget; and (iii) to assist and to cooperate as requested with the other party's *************************** to do the same as to its own Certification Tasks.

B. Each party will, promptly and throughout each Certification Period, provide to the other party all necessary or useful information in or coming into its possession or reasonably available to it to support the achievement of the Certification Tasks. Notwithstanding anything else to the contrary contained herein, nothing shall require either party to disclose confidential information for which such party has an obligation of confidentiality to a third party, but each party will exert its ************* *********** to bring to the attention of the Alliance Committee any such third party restrictions as may be relevant to its role hereunder.

C. Each party's Project Contact(s) will provide written reports to the other party's Project Contact(s) at least quarterly (and more often upon reasonable request of the other party) throughout each Certification Period, stating in detail all efforts made and in process, and all significant progress achieved and difficulties encountered in the reporting party's portion of the certification effort since the last such report. Each of the Project Contacts will also be available throughout each Certification Period to answer any reasonable questions from the other party's Project Contacts, as appropriate.

D. During each Certification Period in which it is participating, Endo shall provide Oxymorphone and related materials reasonably required to support the applicable Certification Tasks, and PPG shall provide all Formulated TIMERx reasonably required therefor, all as shall be more fully described in the applicable Certification Tasks adopted by Committee Action. The costs of such materials will be treated as among the parties' respective expenditures pursuant to the Certification Budget, using for this purpose the Formulated TIMERx Price as to the TIMERx and the Oxymorphone Price as to the Oxymorphone. Where, as permitted hereunder, a party is not participating in a Certification Period, it will sell such materials to the participating party pursuant to Section 6.9.5 or
Section 7, as applicable, and the price paid therefor shall be treated as part of the buyer's expenditures pursuant to the Certification Budget.

E. The parties hereby agree that, unless the Initial Development Period is terminated pursuant to Section 5.2 or Section 5.3, a separate Certification Period will be established directed toward the filing of one or more NDAs with the FDA for the Initial Designated Product(s), and securing an Approval with respect thereto in the United States (the "Initial US Certification Period"). Each party will ***************

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*********************************************** for the Initial US Certification
Period regardless of which party is allocated one or more of the relevant Certification Tasks, subject to Section 5.5. In no event shall the aggregate of both parties' expenditures, costs, and other resources to be devoted to the Certification Tasks pursuant to the Certification Budget during the Initial US Certification Period, when added to the aggregate of both parties' expenditures, costs, and other resources devoted to the Initial Development Budget, exceed *************************************, unless both parties have consented thereto in writing. If the Certification Tasks for the Initial US Certification Period have not been completed when such ********* level of aggregate expenditures, costs and other resources has been reached, and one party but not the other desires to spend further sums or to devote further resources to complete such Certification Tasks, then the following shall apply:

1. The party that does not participate further in the Initial US Certification Period once such point is reached shall not be required to contribute to the reconciliations for the costs of such Certification Period under Section 3.7. Rather, a Certification Excess shall be established with respect to the Initial Designated Product in the US, which shall equal the sums such party would have paid under
         Section 3.7, had it fully participated in such Certification Period, but did not pay due to its election under this section.

2. If Endo is the party electing not to participate further in the Initial US Certification Period, this shall have the results stated in Section
         6.9 as to the Initial Designated Product in the United States, except that:

         a. the relevant Exclusivity Period for the applicable license to PPG in the US will be coterminous with the License Term, and
                  Section 6.9.3 will accordingly not be applicable; and

         b. the applicable license to PPG will be royalty-bearing without the relevant Net Realization being reduced as specified in clause (ii) of Section 6.9.4.

3. If PPG is the party electing not to participate further in the Initial US Certification Period, this shall be treated, for all purposes of the licenses and the parties' rights hereunder, as if PPG had continued to participate in the Initial US Certification Period, except that the Certification Excess described in Section 3.5.1 shall have the results stated in Section 4.5.

F. Certification Periods other than the Initial US Certification Period as described in Section 3.5 may be instituted from time to time by Committee Action, and shall be so instituted if: (i) an Eligible Party so requests as to certain Specified Nation(s) and (ii) Committee Action determines that there is a reasonable likelihood that Approval(s) for such Designated Product will be obtained in such Specified Nation(s).

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1.       If both parties, as Eligible Parties, elect to participate fully in such Certification Period, each party will share equally the total costs of the entire Certification Budget, regardless of which party is allocated one or more of the relevant Certification Tasks, unless both parties have consented in writing to an alternative arrangement.

2. If an Eligible Party not requesting such Certification Period elects not to participate fully therein, it shall do so by written notice to the other party given within 90 days of the request by the requesting party for such Certification Period (whether or not such Certification Period has been instituted by Committee Action prior to such election).

3. A party that does not fully participate in a Certification Period (whether due to its election or because it is not an Eligible Party as to that Certification Period) shall not be required to contribute to the reconciliations for the costs of such Certification Period under
         Section 3.7. Rather, a Certification Excess shall be established with respect to the relevant Designated Product(s) in the relevant Specified Nation(s), which shall equal the sums such party would have borne or paid under Sections 3.6.1 and 3.7, had it participated in such Certification Period, but did not pay due to its election or such ineligibility under this section.

4. If Endo is the party electing not to participate, or is so ineligible, this shall have the results stated in Section 6.9.

5. If PPG is the party electing not to participate, or is so ineligible, this shall have the results stated in Section 6.8.

G. Except as otherwise provided in Section 3.6 or Section 5.5, each party shall submit to the Alliance Committee at least quarterly (or on such other schedule as may be determined by Committee Action) a written accounting of the expenditures, costs, and other resources actually devoted by it to the Certification Tasks in accordance with the applicable Certification Budget since the last such accounting. Each of the parties' quarterly accountings will be reviewed and approved in whole or in part (and/or returned in whole or in part to a party for correction or adjustment prior to resubmission) by Committee Action. The Alliance Committee will notify each party on a quarterly basis of the results of such review by it of the accountings of both parties. Except as otherwise provided in Section 3.6 or Section 5.5, to the extent that both parties' accountings for prior expenditures, costs and other resources for a particular Certification Budget have been so approved, the Alliance Committee will direct by a quarterly invoice (with copies to both parties), issued against records for each such quarter and payable prior to the 30th day following the date of invoice, that the party which has, with respect to such Certification Budget, devoted thereto less in the aggregate than the other party to that time (taking into account all

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prior reconciliation invoices with respect to such Certification Budget under this section) shall reconcile such disparity by paying to the other party ******** of the difference in such aggregate amounts.

IV.      MARKETING PERIOD(S).

A. Endo hereby agrees, during the Marketing Period for each and every Designated Product as to which it participated throughout the Development Period and the relevant Certification Period as to the United States, to use its ****************************** to manufacture, market, promote and sell the Designated Product throughout the United States, once Approval has been obtained therefor in the United States, commencing with any normal and appropriate pre-Approval preparations and a full product launch as soon as practical following the applicable Approval, and to do so in accordance with the applicable Manufacturing and Marketing Plan(s).

B. PPG hereby agrees, during the Marketing Period for each and every Designated Product as to which it participated throughout the Development Period and the relevant Certification Period as to the United States, but as to which Endo did not fully participate (including without limitation an election by Endo not to continue to participate in the Initial US Certification Period after the ********** level of aggregate expenditures, costs and other resources referred to in Section 3.5.2 has been reached), and as to which Section 6.9 applies (entirely or to the extent provided in Section 3.5.2, where that section is applicable), to use its ******************** to manufacture, market, promote and sell the Designated Product throughout the United States or to arrange therefor with appropriate third parties, once Approval has been obtained therefor in the United States, commencing with any normal and appropriate pre-Approval preparations and a full product launch as soon as practical following the applicable Approval, and to do so in accordance with the applicable Manufacturing and Marketing Plan(s). When considering the establishment of any relationships whereby PPG would contract for a third party to manufacture the Designated Product covered by this section, PPG will give some preference for manufacturing to be conducted by Endo, where Endo has a demonstrated ability to manufacture such Designated Product.

C. Each of the parties shall, during the Marketing Period for each and every Designated Product as to which it participated throughout the Development Period and the relevant Certification Period as to Specified Nation(s) other than the United States (whether or not the other party also so participated), to use its Best Commercial Efforts either (i) to present to the Alliance Committee a plan (in the form of a Manufacturing and Marketing Plan) for such party's manufacturing, marketing, promoting and selling the Designated Product throughout such Specified Nation(s) and/or other nations to be proposed as Specified Nation(s) under a Manufacturing and Marketing Plan (other than the United States) or (ii) to present to the Alliance Committee an arrangement whereby a third party or third parties will do some or all

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of the tasks described under clause (i). The Alliance Committee will determine, by Committee Action, which of the approaches (i.e., clause (i) and/or clause
(ii), and as to one or both of the parties' approaches so presented) will be most likely to maximize the early market entry and ultimate market success of the applicable Designated Product in the applicable Specified Nation(s), or any of them, it being understood, however, that the Alliance Committee will give preference, other factors being essentially equal, for marketing, promotion and selling to be conducted by a party hereto or an Affiliate of a party hereto, if any such approach is presented in a timely manner by such party. If and to the extent that PPG is determined by Committee Action to be the party whose approach to clauses (i) and (ii) above will be pursued, this will (unless otherwise specified by such Committee Action) have the results stated in Section 6.9 as to the relevant Specified Nation(s), except that (unless Section 6.9 is fully applicable due to any of the reasons stated therein, other than as provided in this Section 4.3):

1. the relevant Exclusivity Period for the applicable license to PPG in the Specified Nation(s) will be as provided in Section 1.24 (mutatis mutandis for application to patents on Endo Technology existing as of the Effective Date or on Joint Technology and to Endo's Confidential Technology provided to PPG), and Section 6.9.3 will accordingly not be applicable; and

2. the applicable license to PPG will be royalty-bearing without the relevant Net Realization being reduced as specified in clause (ii) of
         Section 6.9.4.

D. Supply of Formulated TIMERx by PPG (or otherwise as provided in Section 7.4) in accordance with the Specifications is desired by both parties for the technically satisfactory production, regulatory approval, and exploitation of the Designated Product(s). In accordance with Section 7 (and except as provided in Section 7.4), PPG will supply Endo and its Affiliates and sublicensees with sufficient quantities of Formulated TIMERx produced in accordance with the Specifications in compliance with GMP and all applicable laws and regulations, to meet their requirements for the manufacturing of the Designated Product(s) during the Marketing Period, and Endo shall purchase all of its and its Affiliates' and sublicensees' requirements thereof from PPG during such period. The price for all Formulated TIMERx sold hereunder shall equal the applicable Formulated TIMERx Price, and shall be payable by Endo to PPG within forty-five (45) days after the shipping of the Formulated TIMERx to Endo. As provided in Exhibit 1.35, the price of the Formulated TIMERx used in the Designated Product will be one of the deductions applied in the calculation of the Net Realization.

E. Endo hereby agrees to pay to PPG Royalties equal to the Applicable Percentage of the relevant Net Realization from any and all Designated Products; provided, however, that, if a Development Excess exists pursuant to Section
5.3.3 (where PPG is the terminating party) or a Certification Excess exists pursuant to Sections 3.5.1, 3.6.3, or 5.5.3 (where PPG is the non-participating or terminating party), Endo shall pay

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PPG ************************ the Applicable Percentage of the relevant Net
Realization from the relevant Designated Product(s) from the relevant Specified Nation(s), until Endo has thereby ********************************************
**********************. (That is, for example, if the total resources devoted by both Endo and PPG to the relevant Development Period and Certification Period, as approved pursuant to Section 2.5 and/or Section 3.7, is ************* in this example, and Endo bore **************** and PPG bore ****** of that total prior to PPG's making its election under Section 5.3 or Section 5.5.3, and if the Applicable Percentage is ****, then Endo would pay PPG ********************** of the Net Realization from the relevant Designated Product(s) from the relevant Specified Nation(s) until Endo has thereby recouped the *********************** *********************************************************, which would occur in this example when the total of such Net Realization reaches **************. Where a Development Period is relevant to more than one Certification Period, the total resources so devoted to that Development Period will, for the purposes of this section, be apportioned to the various relevant Certification Periods pro rata by the respective total resources devoted to those Certification Periods.)

F. Endo has agreed to make the payments specified in Section 4.5 in recognition of PPG's anticipated contributions of know-how, resources, and money during the Development Period(s) and the Certification Period(s), and irrespective of whether any patents cover such Designated Products; provided, however, that if there are any Net Realizations from Designated Products sold in the United States to which no license to U.S. PPG Patents or to U.S. Joint Technology Patents (including patent applications, as if patents had issued thereon) is applicable to the making, using, sale, offer for sale, or import thereof, such Net Realizations shall be ****************************************************
******************************************** Royalties hereunder.

G. All Royalties and other amounts payable pursuant to this Agreement shall be due quarterly within 60 days following the end of each calendar quarter for Net Realization in such calendar quarter. Each such payment shall be accompanied by a statement of Net Realization for the quarter and the calculation of the Royalties payable hereunder. All Royalties and all other amounts payable under this Agreement will bear interest at the rate of 1 1/2% per month or the maximum legal rate, whichever is less, from the date due through the date of payment. Endo shall keep and shall cause its Affiliates and its and their sublicensees to keep complete, true and accurate records for the purpose of showing the derivation of all Royalties payable to PPG under this Agreement. PPG or its representatives shall have the right to inspect, copy, and audit such records at any time during reasonable business hours upon notice to Endo or any of its Affiliates or sublicensees, respectively. Information gathered during such an audit shall be held in confidence by PPG and its Affiliates, except to the extent any of the exceptions stated in Sections 10.1.1 through 10.1.7 apply thereto, and PPG's auditors will be required to execute an agreement consistent

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with this obligation and otherwise reasonably acceptable to Endo. Any such audit shall be at the expense of PPG, unless the audit reveals that, with respect to the period under audit, less than 90% (for the first such audit conducted with respect to a particular Designated Product) or 97% (for any subsequent audits with respect to such Designated Product) of the Royalties due to PPG hereunder have been paid, in which event Endo shall pay or reimburse PPG for the reasonable expenses of such audit, in addition to PPG's other remedies for such underpayment.

H. All monies due hereunder shall be paid in United States Dollars to PPG in Patterson, New York, USA. The rate of exchange to be used shall be the average commercial rate of exchange for the 30 days preceding the date of payment for the conversion of local currency to United States Dollars as published by The Wall Street Journal (or if it ceases to be published, a comparable publication to be agreed upon by the parties) or, for those countries for which such average exchange rate is not published by The Wall Street Journal, the exchange rate fixed on the fifth day prior to the date of payment as promulgated by the appropriate United States governmental agency as mutually agreed upon by the parties.

V.       TERM AND TERMINATION.

A. The term of this Agreement shall begin on the Effective Date and shall, unless earlier terminated as provided herein, continue until the last to occur of: (i) the fifth anniversary of the later of the Effective Date or the most recent agreement of the parties to start a Development Period hereunder; or (ii) the end of the last License Term to expire or be terminated, if any such License Term(s) are in effect on any date determined under clause (i) or clause (iii) below; or (iii) the end of the term of any license under Section 6.9, if any such license(s) are in effect on any date determined under clause (i) or (ii).

B. A Development Period for a Designated Product may be terminated before completion thereof, if it is determined by Committee Action that due to unfavorable or inconclusive results to that time, no further efforts are likely to lead to the successful development of the Designated Product. The Initial Development Period will terminate pursuant to this section if Committee Action determines that, due solely to technical reasons of the pharmaceutical sciences growing from results obtained in the course of the Proof of Principle Studies, that it will not be practicable to develop any Initial Designated Product. The Initial Development Period will also terminate if the Patent Review results in a determination by Endo, concurred in by Committee Action, that the PPG Patents are not as contemplated hereunder. If the Initial Development Period is terminated pursuant to this section, this Agreement shall thereupon terminate, and, subject to Section 5.11, neither party will have any further liabilities or obligations to the other hereunder. Similarly, Committee Action may determine that no Certification Period should be undertaken with respect to a

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Designated Product in one or more nation(s), but such a determination will not by itself terminate this Agreement.

C. Either party may at its option terminate its participation in a Development Period (including without limitation the Initial Development Period) at its election and upon at least 30 days' prior written notice to the other party (subject, however, to a continuing duty to contribute as provided herein to the costs of tasks previously committed prior to such notice), if it determines that no further efforts are likely to lead to the successful development of any of the relevant Designated Products.

1.       If the terminating party is Endo, this shall have the results stated in
         Section 6.9.

2.       If the terminating party is PPG, this shall have the results stated in
         Section 6.8.

3. The terminating party shall not be required to contribute further to the annual reconciliations for the costs of such Development Period under Section 2.5, other than to the extent that a disparity of the sort described in Section 2.5 has theretofore accrued that would call for a reconciliation payment by such terminating party to the other party, in which event such reconciliation payment shall be accounted for and made by such terminating party within sixty (60) days of the termination of its participation under this section, or with the next scheduled annual reconciliation payment under Section 2.5 (whichever is sooner). Rather, a Development Excess shall be established with respect to the relevant Designated Product(s), which shall equal the sums such party would have paid under Section 2.5, had it participated fully in such Development Period, but did not pay due to its election under this section.

D. A Certification Period for a Designated Product may be terminated before completion thereof, if it is determined by Committee Action that due to unfavorable or inconclusive results to that time, no further efforts are likely to lead to the applicable Approval for the Designated Product.

E. Either party may at its option terminate its participation in any Certification Period (including without limitation the Initial US Certification Period) at its election and upon at least 30 days' prior written notice to the other party (subject, however, to a continuing duty to contribute as provided herein in the costs of tasks previously committed prior to such notice), if it determines that no further efforts are likely to lead to the applicable Approval for any of the relevant Designated Products.

1.       If the terminating party is Endo, this shall have the results stated in
         Section 6.9.

2.       If the terminating party is PPG, this shall have the results stated in
         Section 6.8.

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3.       The terminating party shall not be required to contribute further to the annual reconciliations for the costs of such Certification Period under Section 3.7, other than to the extent that a disparity of the sort described in Section 3.7 has theretofore accrued that would call for a reconciliation payment by such terminating party to the other party, in which event such reconciliation payment shall be accounted for and made by such terminating party within sixty (60) days of the termination of its participation under this section, or with the next scheduled annual reconciliation payment under Section 3.7 (whichever is sooner). Rather, a Certification Excess shall be established with respect to the relevant Designated Product(s), which shall equal the sums such party would have paid under Section 3.7, had it participated fully in such Certification Period, but did not pay due to its election under this section.

F. PPG may at its option terminate the Exclusivity Period for a particular Designated Product in one or more Specified Nation(s) if Endo fails to ******** ******************* in such Specified Nation(s) under the then-current Manufacturing and Marketing Plan(s) for such Designated Product during ********
***************************************

G. If Endo fails to launch full-scale marketing of a Designated Product in any Specified Nations within the time frames specified in the then-current Manufacturing and Marketing Plan(s) therefor, or announces its intention to discontinue active marketing of such Designated Product in such nation(s), PPG may at its option elect to terminate the License Term for such Designated Product in such nation(s) upon the delivery of written notice to Endo. Any such termination of such License Term will have the effect of removing the affected Specified Nation(s) from the Territory for such Designated Product and shall have the results stated in Section 6.9.

H. In the event that either party materially breaches any of the terms, conditions or agreements contained in this Agreement to be kept, observed or performed by it, then the other party may terminate this Agreement, at its option and without prejudice to any of its other legal or equitable rights or remedies, by giving the party who committed the breach (i) in the case of breach of obligations other than the payment of money, 90 days' notice in writing, unless the notified party within such 90-day period shall have cured the breach, and (ii) in the case of breach of an obligation for the payment of money, 30 days' notice in writing, unless the notified party within such 30-day period shall have cured the breach, including any required payment of interest on previously unpaid amounts as set forth herein.

1. If the defaulting party is Endo, a termination under this section shall have the results stated in Section 6.9.

2. If the defaulting party is PPG, a termination under this section shall have the results stated in Section 6.8.

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I.       This Agreement will automatically terminate if Endo files for protection under federal or state bankruptcy laws, becomes insolvent, makes an assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over its property, files a petition under any bankruptcy or insolvency act or has such petition filed against it. A termination under this section shall have the results stated in Section 6.9.

J. This Agreement will automatically terminate if PPG files for protection under federal or state bankruptcy laws, becomes insolvent, makes an assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over its property, files a petition under any bankruptcy or insolvency act or has such petition filed against it. A termination under this section shall have the results stated in Section 6.8.

K. Endo's obligations regarding payment of Royalties accrued as of the date of termination, PPG's rights under Sections 6.10 and 6.11 (except if this Agreement is terminated due to an uncured breach on the part of PPG), and Endo's rights under Section 6.12 (except if this Agreement is terminated due to an uncured breach on the part of Endo), and the provisions of Sections 5, 6.6, 6.8
- 6.13, 9, 10, 12, 13, and 14, hereof shall survive any expiration or termination of this Agreement.

VI.      OWNERSHIP AND LICENSES.

A. Except as otherwise explicitly licensed or transferred as provided herein, each party will, as between it and the other party hereto, retain ownership of any and all inventions, copyrights, trade secrets, patent rights and other technology and rights to the extent made solely by its personnel, Affiliates, or contractors (other than the other party hereto), and the parties will jointly own any and all Joint Technology. Inventorship for these purposes will be determined under the prevailing U.S. rules and interpretations. Unless otherwise approved by Committee Action, the party primarily responsible for the filing of a PLA, including without limitation NDAs in the U.S., shall own such PLAs. Neither party makes any grant of rights by implication.

B. Except as otherwise provided herein, each party shall be responsible, as it shall determine, for the filing and prosecution of any and all patent applications with respect, in whole or in part, to its own intellectual property and for the maintenance of any available patent protection with respect thereto, and the Alliance Committee will determine which of PPG or Endo, or both, will be responsible for the filing and prosecution of any and all patent applications with respect to the Joint Technology, with due regard to reasonable concerns, if any, expressed by either party as to the impact such a filing and prosecution may have on its other rights and technologies; provided however, that neither party commits that any such patent protection will be available or continuous hereunder.

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



C.

1. PPG hereby grants to Endo a license under the Joint Technology, the PPG Patents, and PPG's Confidential Technology disclosed to Endo hereunder to make, have made, use, sell, offer for sale, and import the Designated Product(s) in the Territory during the License Term applicable to such Designated Product. Such license shall be exclusive as to the applicable nation(s) during the Exclusivity Period applicable thereto for such Designated Product, and shall otherwise be nonexclusive. Such license does not extend to the making of TIMERx or Formulated TIMERx, but does cover the incorporation of the same into the Designated Product(s). Endo shall have no right to grant sublicenses hereunder without the prior written consent of PPG, which consent shall not be unreasonably withheld. PPG will, throughout the License Term, promptly notify Endo of all PPG Patents referred to in
         Section 1.38.3 and provide Endo with access to all of the same, solely for use within the scope of the license stated in this section.

2. Endo hereby grants to PPG a license, with right to sublicense, under any and all Endo Technology and Joint Technology to make, have made, use, sell, offer for sale, and import the Designated Product(s) in the Territory; provided, however, that during the term and within the scope of the Exclusivity Period(s) for the license granted by PPG to Endo under Section 6.3.1, such license under Section 6.3.1 will take precedence over the license under this Section 6.3.2, and the rights under this section will be exercised by Endo. The license under this
         Section 6.3.2 shall be exclusive to PPG for an "Exclusivity Period" (as defined in Section 1.24, mutatis mutandis for application to patents on Endo Technology and Joint Technology and to Endo's Confidential Technology provided to PPG); provided, however, that if and to the extent that the license granted to Endo under Section 6.3.1 continues after the end of an applicable Exclusivity Period thereunder (whether pursuant to Section 5.6, 1.24, or otherwise), this license to PPG under this Section 6.3.2 shall be nonexclusive.

D. Endo acknowledges that PPG, for itself and for others, applies, and will seek to apply, TIMERx to other products. Other than Section 2.7, no provision hereof, and no exclusivity hereunder, shall prevent PPG from so applying TIMERx or Formulated TIMERx, so long as the end product is not a Designated Product for manufacture or sale in the Territory during the Exclusivity Period applicable thereto.

E.       [intentionally omitted]

F. In recognition of the parties' cooperative efforts with respect to the Joint Technology, but without the express or implied grant of any license to any underlying or enabling rights or technology (except as otherwise provided herein), it

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is agreed that each party and its Affiliates shall have the nonexclusive, worldwide right and license, with right to sublicense, under the Joint Technology, to make, have made, use, sell, offer for sale, and import any products or services (other than a Designated Product by PPG or its Affiliates in the relevant Specified Nation(s) during an applicable Exclusivity Period under the license in Section 6.3.1, or by Endo or its Affiliates in the relevant Specified Nation(s) during an applicable Exclusivity Period described in Section 6.9.3). Such license will be royalty-free except as is otherwise provided herein. Each party will promptly notify the other of all Joint Technology and provide such other party with access to all of the same.

G. Subject to and conditional upon the failure or continuing unwillingness of PPG to meet Endo's and its Affiliates' and sublicensees' requirements as provided in Section 7.4, PPG grants to Endo a nonexclusive license under the TIMERx Production Technology to make and have made Formulated TIMERx in the Territory solely for use in the Designated Product(s) for sale in the Territory during the License Term. Endo shall have no right to grant sublicenses of its rights hereunder (whether to Affiliate(s) or otherwise) without the prior written consent of PPG, which consent shall not be unreasonably withheld.

H. Subject to and conditional upon PPG's termination of its participation in a Development Period pursuant to Section 5.3 or in a Certification Period pursuant to Section 5.5, or PPG's election not to participate in a Certification Period (or its ineligibility to do so) as provided in Section 3.6, or the termination of this Agreement pursuant to Section 5.8 due to an uncured breach by PPG, or a termination pursuant to Section 5.10, PPG's license to Endo under
Section 6.3.1 and its conditional license under Section 6.7, shall continue with respect to the relevant Specified Nation(s) and the relevant Designated Product(s) or successors thereto containing Oxymorphone and designed as tablets or capsules for substantially the same functions and indications (as may be determined by Committee Action), but with the following changes and adjustments as to such license with respect to such Designated Product(s) or successors in the relevant Specified Nation(s):

1. Endo's license to PPG under Section 6.3.2 shall terminate upon the effectiveness of this Section 6.8 with respect to the relevant Designated Product in the relevant Specified Nation(s).

2. The Exclusivity Period for the license under Section 6.3.1, to the extent applicable to the relevant Designated Product(s) in the relevant Specified Nation(s), shall, unless earlier ended pursuant to Section 1.24.1, last until the longer of ************** commencing with the effective date of the applicable termination (or from the start of a Certification Period covered by Section 3.6.5) or until there are no more Joint Technology Patents (if any) applicable to such Designated Product in the relevant Specified Nation(s) (or, as to pending

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         patent applications, that would be so applicable, if they were then issued as patents), and shall thereafter be nonexclusive in such Specified Nation(s).

3. The license under Section 6.3.1, to the extent applicable to the relevant Designated Product(s) in the relevant Specified Nation(s), will be royalty-bearing and Sections 4.5, 4.7 and 4.8 shall apply thereto; provided, however, that the relevant Net Realization (without regard to Section 4.6, which it is agreed shall not be applicable) shall be ************* prior to the calculation of the proportion thereof to be paid to PPG as Royalties hereunder.

4. The parties' agreements under Section 4.4 and Section 7 will continue to apply to Endo's and its Affiliates' and sublicensees' requirements of Formulated TIMERx for use in the Designated Product(s) produced pursuant to this section for sale in the relevant Specified Nation(s), throughout the life of the license under Section 6.3.1, to the extent applicable to the relevant Designated Product(s) in the relevant Specified Nation(s).

5. As used herein, the "relevant Specified Nation(s)" shall be the entire Territory as to a termination of PPG's participation in a Development Period, and shall be the Specified Nation(s) for the applicable Certification Period as to a termination of PPG's participation in a Certification Period or its election not to participate therein (or its ineligibility to do so).

6. The license under Section 6.3.1, to the extent applicable to the relevant Designated Product(s) in the relevant Specified Nation(s), will apply only to the PPG Patents, the Joint Technology, the TIMERx Production Technology, and PPG's Confidential Technology made or discovered prior to expiration of ************** after the effectiveness of the applicable termination (or prior to the start of a Certification Period covered by Section 3.6.5), together with any and all intellectual property and other rights thereto and therein in the relevant Specified Nation(s), inclusive of later-issued patents to the extent disclosing the same. Notwithstanding Sections 1.38.2 or 1.38.3, any such technology made or discovered more than ***************** following such termination shall not be licensed to Endo for exploitation with respect to the applicable Designated Product(s) in the relevant Specified Nation(s). PPG will, throughout the term of the license under Section 6.3.1, to the extent applicable to the relevant Designated Product(s) in the relevant Specified Nation(s), promptly notify Endo of all the licensed PPG technology and provide Endo with access to all of the same, solely for use within the scope of the license under Section 6.3.1, to the extent applicable to the relevant Designated Product(s) in the relevant Specified Nation(s).

7.       The requirement that Endo obtain PPG's consent to sublicenses under
         Section 6.3.1 shall not apply to the extent that such sublicenses relate only to the

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         relevant Designated Product in the relevant Specified Nation(s) covered by this section.

I. Subject to and conditional upon Endo's termination of its participation in a Development Period pursuant to Section 5.3 or in a Certification Period pursuant to Section 5.5, or Endo's election not to participate in a Certification Period (or its ineligibility to do so) as provided in Section 3.5 (to the extent specified in Section 3.5.2) or Section 3.6, or the termination of an Exclusivity Period pursuant to Section 5.6 or of a License Term pursuant to
Section 5.7, or (to the extent specified in Section 4.3) the acceptance by Committee Action under Section 4.3 of PPG or its designated third party to pursue the activities described in that section in a Specified Nation(s), or the termination of this Agreement pursuant to Section 5.8 due to an uncured breach by Endo, or a termination pursuant to Section 5.9, Endo's license to PPG under
Section 6.3.2 shall continue with respect to the relevant Specified Nation(s) and the relevant Designated Product(s) or successors thereto designed as tablets or capsules for substantially the same functions and indications (as may be determined by Committee Action), but with the following changes and adjustments as to such license with respect to Designated Product(s) or successors in the relevant Specified Nation(s):

1. Except where the applicable termination is only of an Exclusivity Period under Section 5.6, the License Term with respect to the relevant Designated Product(s) in the relevant Specified Nation(s) affected by such termination shall, for purposes of the licenses granted by PPG under Sections 6.3.1 and 6.7, terminate upon the applicable termination.

2. The term of the license under Section 6.3.2, to the extent applicable to the relevant Designated Product(s) in the relevant Specified Nation(s), shall last for the duration of a "Marketing Period" as specified in Section 1.33.1, mutatis mutandis for application to patents on Endo Technology or Joint Technology.

3. Except where the applicable termination is only of an Exclusivity Period under Section 5.6, the license under Section 6.3.2, to the extent applicable to the relevant Designated Product(s) in the relevant Specified Nation(s), shall be exclusive within its scope to PPG for an "Exclusivity Period" (as defined in Section 1.24, mutatis mutandis for application to patents on Endo Technology existing as of the Effective Date and to Endo's Confidential Technology provided to PPG) lasting, unless earlier terminated pursuant to Section 1.24.1 as made applicable by this section, until the longer of ********************* commencing with the effective date of the applicable termination (or from the start of a Certification Period covered by Section 3.6.4) or until there are no more Joint Technology Patents (if any) applicable to such Designated Product in the relevant Specified Nation(s) (or, as to pending patent applications, that

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         would be so applicable, if they were then issued as patents), and shall thereafter be nonexclusive in such Specified Nation(s).

4. The license under Section 6.3.2, to the extent applicable to the relevant Designated Product(s) in the relevant Specified Nation(s), will be royalty- bearing and Sections 4.5, 4.7 and 4.8 shall apply thereto, mutatis mutandis, as follows: (i) subject to clause (ii) below, PPG shall pay Royalties thereunder to Endo with respect to relevant Net Realization of PPG or its Affiliates or licensees pursuant to such license under this Section 6.9 and with due regard (as provided in Section 4.5, but applied in the other direction) to any Development Excess or Certification Excess theretofore borne by PPG due to Endo's not making the payments it would otherwise have made under Section 2.5 and/or Section 3.7; and (ii) the relevant Net Realization shall be ************* *********** prior to the calculation of the proportion thereof to be paid to Endo as Royalties hereunder; and (iii) payments of Royalties will be made to Endo in Chaddsford, PA USA.

5. Throughout the life of the license under Section 6.3.2, to the extent applicable to the relevant Designated Product(s) in the relevant Specified Nation(s), Endo will provide to PPG and its Affiliates and sublicensees reasonable assistance on commercially reasonable terms for the purposes of developing, testing, certifying, making, using, selling, offering for sale, or importing the relevant Designated Product(s) or any services involving such Designated Product(s) in the relevant Specified Nation(s), including without limitation making available to PPG the benefit of any and all Facilities Certifications to the maximum extent permitted by law. Without limiting the generality of the foregoing, Endo will specifically either:

                  (i) supply PPG and its Affiliates and sublicensees with sufficient quantities of the Oxymorphone active drug substance
                  (ADS) produced in accordance with the Specifications in compliance with GMP and all applicable laws and regulations, to meet their reasonable requirements for the manufacturing of the Designated Product(s). If and to the extent this clause
                  (i) is effective, PPG shall purchase all of its and its Affiliates' and sublicensees' requirements thereof for such uses from Endo during such period. The price for all Oxymorphone ADS sold hereunder shall equal the applicable Oxymorphone Price, and shall be payable by PPG to Endo within thirty (30) days after the shipping of the Oxymorphone ADS to PPG. As provided in Exhibit 1.35, ***************************
                  ************************************************************
                  *************************************************************.
                  The Oxymorphone ADS shall be provided FOB Garden City, New York, and all other terms of such supply shall be as provided in Section 7, mutatis mutandis for application to the Oxymorphone ADS sold by Endo,

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                  inclusive without limitation of the provisions of Section 7.4, which shall be applicable if Endo for any reason fails to supply PPG with its and its Affiliates' and sublicensees' requirements of Oxymorphone ADS during the life of the license under Section 6.3.2, to the extent applicable to the relevant Designated Product(s) in the relevant Specified Nation(s); or

                  (ii) manufacture and sell to PPG and its Affiliates and sublicensees, on commercially reasonable terms, the finished Designated Product(s) for sale in the relevant Specified Nation(s) and shall deliver the same to the relevant Specified Nation(s), or otherwise assist PPG or its Affiliates or sublicensees to effect such deliveries.

                  In the absence of any specific election by PPG between clause
         (i) and (ii), it will be deemed to have selected clause (ii). PPG may, on good cause shown and after consultation with Endo, reasonably elect to switch a single time as to the relevant Designated Product in any Specified Nation (unless Endo in its discretion approvals subsequent switches, one way or the other as to such Designated Product in such Specified Nation) from the course specified in clause (ii) to that in clause (i), and Endo agrees to reasonably assist PPG to be able to make such a switch. PPG will, at the reasonable request of Endo, switch to clause (i) in those situations in which it is able to do so without significant harm to its interests and in which this would be of substantial benefit to Endo.

6. As used herein, the "relevant Specified Nation(s)" shall mean the entire Territory as to a termination of Endo's participation in a Development Period or as to the termination of this Agreement pursuant to Section 5.8 due to an uncured breach by Endo or a termination pursuant to Section 5.9. The "relevant Specified Nation(s)" shall mean the Specified Nation(s) for the applicable Certification Period as to a termination of Endo's participation in a Certification Period or its election not to participate therein (or its ineligibility to do so); shall mean, as to Marketing Period licenses to PPG or its designated third parties under Section 4.3, those nation(s) to which the last sentence of Section 4.3 is applicable; and shall mean the applicable Specified Nation(s) as to the termination of an Exclusivity Period pursuant to Section 5.6 or of a License Term pursuant to Section 5.7.

7. As used herein, the "then-existing Endo Technology and then-existing Joint Technology" shall mean the Endo Technology and Joint Technology made or discovered prior to the expiration of ************ following the effectiveness of the applicable termination (or prior to the start of a Certification Period covered by Section 3.6.4), together with any and all intellectual property and other rights thereto and therein in the relevant Specified Nation(s), inclusive of later-issued patents to the extent disclosing the same. Notwithstanding Section

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         6.10, Endo Technology made or discovered following more
         than ************* such termination shall not be licensed to PPG for exploitation with respect to the applicable Designated Product(s) in the relevant Specified Nation(s). Endo will promptly notify PPG of all existing Endo Technology and provide PPG with access to all of the same, solely for use within the scope of the license under Section 6.3.2, to the extent applicable to the relevant Designated Product(s) in the relevant Specified Nation(s).

J. Subject to Section 6.9.7, Endo hereby grants to PPG a worldwide, nonexclusive license, with right to sublicense, under any and all Endo Improvement Technology to make, have made, use, sell, offer for sale, and import any products or services using or based upon TIMERx or related technology. Such license will be royalty-free except as is otherwise provided herein. Endo will, throughout the term of this license, promptly notify PPG of all Endo Improvement Technology and provide PPG with access to all of the same, solely for use within the scope of the license stated in this section.

K. Endo hereby grants PPG a nonexclusive and royalty-free license, with right to sublicense, under all rights of Endo and its Affiliates and sublicensees in and to the Endo Test and Regulatory Data to use the same for purposes of marketing or complying with governmental requirements of any country (other than with respect to a Designated Product or a product directly competitive with a Designated Product for manufacturing, marketing or use in the Territory during an applicable Exclusivity Period); provided that PPG will not use any of the same for purposes of marketing or disclosure to the public, to the extent the particular Endo Test and Regulatory Data is then Endo's Confidential Technology, unless Endo has consented thereto, which consent shall not be unreasonably withheld. Endo hereby consents to PPG's and its sublicensees' cross-referencing, in any PLAs or other regulatory filings made by them within the scope of such license, any PLA filing made or drug master file created by Endo or its Affiliates relating to or containing any of the Endo Test and Regulatory Data. The license under this section shall survive any termination or expiration of the term of this Agreement, except a termination under Section 5.8 due to an uncured breach by PPG. Endo will, throughout the License Term and solely for use within the scope of the license stated in this section, provide to PPG on request access to all of the Endo Test and Regulatory Data in or coming into Endo's possession or otherwise reasonably available to it.

L. PPG hereby grants Endo a nonexclusive, paid-up license, with right to sublicense, under all rights of PPG and its Affiliates in and to the PPG Test and Regulatory Data to use the same for purposes of complying with governmental requirements, but solely with respect to the Designated Product(s) for marketing or use in the Territory. PPG hereby consents to Endo's and its sublicensees' cross-referencing, in any PLAs or other regulatory filings made by them within the scope of such license, any PLA filing made or drug master file created by PPG or its

Affiliates relating to or containing any of the PPG Test and Regulatory Data. The license and rights under this section shall survive any termination or expiration of the term of this Agreement, except a termination under Section 5.8 due to an uncured breach by Endo. PPG will, throughout the License Term and solely for use within the scope of the license stated in this section, provide to Endo on request access to all of the PPG Test and Regulatory Data in or coming into PPG's possession or otherwise reasonably available to it.

M. Each party agrees to mark and to have marked by its sublicensees every product manufactured, used or sold by it or its sublicensees in accordance with the laws of the United States or other applicable Specified Nation relating to the marking of patented articles with notices of patent.

VII.     SUPPLY OF FORMULATED TIMERX.

A. All sales of Formulated TIMERx shall be F.O.B. Patterson, New York, and Endo shall bear all transportation, insurance, taxes, duties, and other costs and risks of loss, spoilage and damage associated with the shipping and delivery of Formulated TIMERx to Endo or its Affiliates or sublicensees.

B. Subject to Sections 2.5 and 3.7, PPG shall perform routine quality control tests with respect to all Formulated TIMERx as required by the FDA, or otherwise as PPG deems necessary in accordance with its applicable policies, and PPG will also bear the expenses and fees for filing the Drug Master File for TIMERx with the FDA. No other or special tests by PPG with respect to the raw materials or Formulated TIMERx will be required, unless and to the extent that Endo establishes that the same are required in order to obtain or maintain a governmental license to market a Designated Product in the Territory. PPG shall promptly, upon completion of each lot or batch of Formulated TIMERx, deliver to Endo a copy of the record of such test performed on said lot or batch. Endo will perform quality control tests on Formulated TIMERx immediately on receipt at its plant and advise PPG within thirty (30) days of any deviations from Specifications.

C. If Endo considers any such shipment not to conform to the applicable Specifications, Endo shall notify PPG as provided in Section 7.2 and provide PPG with the relevant analysis. PPG'S SOLE OBLIGATION AND ENDO'S EXCLUSIVE
REMEDY FOR ANY SUCH NONCONFORMITY SHALL BE AS FOLLOWS:

                  i) PPG shall at its own expense accept return of any shipment not accepted, or else reimburse Endo for the cost of disposal or destruction;

                  ii) PPG shall use its Best Commercial Efforts to replace the non- conforming shipment with conforming Formulated TIMERx; and

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
            CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH
                    THE SECURITIES AND EXCHANGE COMMISSION.
                        ASTERISKS DENOTE SUCH OMISSIONS.



                  iii) Section 7.4 shall apply if in any circumstances set out in that Section PPG shall be unable to supply replacement conforming Formulated TIMERx.

D. If for any reason PPG fails to supply Endo with its and its Affiliates' and sublicensees' requirements of Formulated TIMERx during a Marketing Period, PPG shall, AS ENDO'S SOLE AND EXCLUSIVE REMEDY FOR ANY FAILURE TO SUPPLY FORMULATED TIMERx, grant Endo a nonexclusive license to manufacture Formulated TIMERx under the TIMERx Production Technology and make knowledgeable personnel reasonably available, at PPG's expense, to consult with Endo, all to the extent necessary to enable Endo to produce Formulated TIMERx that would otherwise have been supplied by PPG hereunder for Endo and its Affiliates and sublicensees in connection with the production of the relevant Designated Product pursuant to this Agreement during such Marketing Period.

1.       Such license shall be royalty-free, it being understood that *********
         **********************************************************************
         **********************************************************************
         *****************************.

2. Endo shall maintain TIMERx Production Technology delivered to Endo pursuant to this section, whether orally or in writing, in strictest confidence and shall use such information and technology only for the purpose of producing Formulated TIMERx for its own use and the use of its Affiliates and sublicensees in connection with this Agreement.

3. Endo acknowledges that, in doing the foregoing, PPG will not be providing a "turnkey" operation. Rather, PPG will only be required to make reasonably available to Endo the best standard of knowledge and information then available to PPG and directly used in its or its Affiliate's manufacture of Formulated TIMERx.

E. While PPG is supplying Formulated TIMERx hereunder to Endo, PPG shall, after receipt of reasonable prior notice, give duly accredited representatives of Endo access at all reasonable times during regular business hours to PPG's plant in which the Formulated TIMERx is being produced, to ensure production practices created Formulated TIMERx conforming to Specifications. PPG will exert its Best Commercial Efforts to maintain at all times during the Marketing Period at least two approved sources for the production of Formulated TIMERx (whether or not inclusive of PPG's own production facilities). To the extent necessary to obtain or maintain an Approval, PPG will exert its Best Commercial Efforts to obtain similar access for Endo to the production facilities of any of PPG's third-party suppliers of the Formulated TIMERx.


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
            CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH
                    THE SECURITIES AND EXCHANGE COMMISSION.
                        ASTERISKS DENOTE SUCH OMISSIONS.



F. Endo shall deliver to PPG firm written orders stating its (and/or its Affiliates' and sublicensees') requirements for Formulated TIMERx to be used for production of the Designated Product(s) for commercial use or sale no less than ************* in advance of the requested delivery date therefor, by giving firm orders at the beginning of each month that creates firm orders during the third following month (the order-submission month and the first and second months following having already been the subject of prior firm orders). All such orders shall be firm and shall not be cancelled or deferred by Endo.

G. At least ************* before Endo and/or its Affiliates or sublicensees begin production of the Designated Product for commercial use or sale (and in any event not later than concurrently with the submission of the first order for use in the production of the applicable Designated Product intended for commercial sale during each Marketing Period), Endo shall deliver to PPG a written, non-binding estimate of all requirements of Formulated TIMERx therefor during the following *************. Endo will deliver to PPG updates to such estimates on or before the first day of each ********************************** thereafter, which updates may revise estimates previously submitted, and will add estimates for additional months so that each such estimate covers the ********** period following the end of the firm-order period (that is, the ************************ after the month in which such estimates are made).

H. PPG will exert Best Commercial Efforts to supply Endo with all amounts of Formulated TIMERx requested by Endo, but PPG shall have no obligation to supply Endo with quantities of Formulated TIMERx during any quarter in excess of **** of the quantity estimated in Endo's estimate for that quarter which estimate was given to PPG **************************************** pursuant to
Section 7.7 (the "*********** Estimated Quantity"), nor shall Endo order quantities for any *********************************************************.

I. Each party shall promptly notify the other of any fact, circumstance, condition or knowledge dealing with TIMERx, Formulated TIMERx, or the Designated Product of which the Party becomes aware that bears upon the safety or efficacy of TIMERx, Formulated TIMERx, or the Designated Product. Each party shall immediately notify the other of any inspection or audit relating to TIMERx, Formulated TIMERx, or the Designated Product by any governmental regulatory authority in the Territory. If a representative of the governmental authority takes samples in connection with such audit or inspection, the parties shall immediately provide each other, as appropriate, samples from the same batch. The party in receipt of such notice will provide the other party within 72 hours, with copies of all relevant documents, including FDA Forms 482 and 483 (as applicable), warning letters and other correspondence and notifications as such other party may reasonably request. PPG and Endo agree to cooperate with each other during any inspection, investigation or other inquiry by the FDA or other governmental entity, including providing information and/or documentation, as requested by the FDA, or other governmental entity. To the extent permissible, PPG and Endo also agree to discuss any responses to observations or notifications received and to give the other party an opportunity to comment on any proposed response before it is made. In the event of disagreement concerning the content or form of such response, Endo shall be responsible for deciding the appropriate form and content of any response with respect to any of its cited activities and PPG shall be responsible for deciding the appropriate form and content of any response with respect to any of its cited activities. Each party shall inform the other of all comments and conclusions received from the governmental authority.

VIII. USE OF TRADEMARKS. Endo agrees to market the Designated Product(s) in conjunction with the appropriate PPG Trademark(s), and as provided in this section, including uses on such packaging, labeling and other materials as the Alliance Committee shall reasonably determine. The provisions of this Section 8 shall apply, mutatis mutandis, to marketing of Designated Product(s) by PPG or its designees as contemplated under Sections 4.2, 4.3, or 6.9, with respect to the use by PPG or such designees of the Endo Trademarks.

A. Endo acknowledges that all PPG Trademarks and all rights therein or registrations thereof, worldwide, shall belong exclusively to PPG. All use of the PPG Trademarks as contemplated in this Agreement by Endo shall accrue to the benefit of PPG. Endo shall make no use of any of the PPG Trademarks except to identify and promote the Designated Product as contemplated hereunder for sale in the Territory. Endo shall not continue using the PPG Trademarks after termination or expiration of this Agreement, nor after the removal or alteration of any such PPG Trademark from Exhibit 1.20, except to complete the sale of inventory of the Designated Product on hand at the time of termination or expiration, or at the time of such removal or alteration.

B. Endo shall cooperate with PPG to protect the interest of PPG in the PPG Trademarks, and shall neither attempt to register nor authorize others to register any PPG Trademarks without the prior written consent of PPG in each instance. Endo shall promptly inform PPG of any actual or apparent infringement of any PPG Trademarks or other intellectual properties of PPG which may come to Endo's attention during the term hereof.

C. Endo shall use all appropriate notices of trademark status of the PPG Trademarks, including the "(TM)" designation (or the (R) symbol for registered marks, if any), in all labeling and promotional materials and shall otherwise conform with all policies and notices of PPG's rights in the marks and for the protection of the PPG Trademarks, including without limitation the inclusion of an appropriate footnote acknowledging the use of the PPG Trademark(s) under license. Endo will impose a spatial separation between any PPG Trademarks and any other names or marks of Endo or any others, and will not otherwise use any of PPG's names, marks or symbols in any manner that could, whether immediately or over time, create any substantial association between them and the business of Endo.

D. Samples of the Designated Product and any advertising, promotional materials or packaging related thereto that bear the PPG Trademarks shall be provided by Endo to PPG at least thirty days prior to the first use or sale thereof, and at other times upon the request of PPG. Endo shall not put any of such items into initial use without first obtaining the written approval of PPG, which approval shall not be unreasonably withheld. PPG shall at all times have the right to enter into Endo's facilities and/or to take other appropriate methods to check the quality of the Designated Product manufactured or offered by Endo, from time to time during the term of this Agreement. If at any time or times PPG thinks that the quality of the Designated Product manufactured or offered by Endo, or the packaging or promotional materials therefor, is not suitable for using the PPG Trademarks or any of them, PPG, at its option, shall have the right to suspend or prohibit the use of such PPG Trademark(s), provided that PPG has given Endo a written notice thereof and a period of 60 days to bring them up to PPG's standards; provided further, however, that PPG need not give such opportunity to cure any deficiency that has been the subject of more than two such notices on prior occasions during the preceding twelve months.

IX.      REPRESENTATIONS, WARRANTIES AND INDEMNITIES.

A. Each party represents and warrants to the other that it is duly organized and validly existing under the laws of the state of its organization, that it has the requisite corporate or limited liability company authority to execute and deliver this Agreement and to perform its obligations hereunder, and that the execution and performance of its obligations hereunder are not and will not be in violation of or in conflict with any material obligation it may have to any third party.

B. PPG represents and warrants that any Formulated TIMERx supplied by it to Endo hereunder for use in the Designated Product, at the point of delivery:

1. will conform to the Specifications in effect as of the order date therefor; and

2. to PPG's current knowledge, without undertaking any special investigation, will not infringe upon the intellectual property rights of any third party.

C. Each party represents and warrants to the other that it has obtained, and will at all times during the term of this Agreement hold and comply with, all licenses, permits and authorizations necessary to perform this Agreement and to test, manufacture, market, export, and import the Designated Product(s), Oxymorphone, or Formulated TIMERx to be so tested, manufactured, marketed, exported or imported by it as provided herein, as now or hereafter required under any applicable

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
            CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH
                    THE SECURITIES AND EXCHANGE COMMISSION.
                        ASTERISKS DENOTE SUCH OMISSIONS.



statutes, laws, ordinances, rules and regulations of the United States and any applicable foreign, state, and local governments and governmental entities, including without limitation all Facilities Certifications (as to Endo).

D. THE FOREGOING WARRANTIES ARE IN LIEU OF, AND THE PARTIES EACH DISCLAIM, ALL OTHER WARRANTIES, EXPRESS, IMPLIED OR ARISING BY LAW, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION OR WARRANTY (i) BY PPG AS TO THE PATENTABILITY, VALIDITY, OR SCOPE OF ANY PPG PATENTS, PPG'S CONFIDENTIAL TECHNOLOGY, TIMERx PRODUCTION TECHNOLOGY, PPG TEST AND REGULATORY DATA, OR JOINT TECHNOLOGY, NOR AS TO THE UTILITY, EFFICACY, NONTOXICITY, SAFETY OR APPROPRIATENESS OF TIMERx OR THE DESIGNATED PRODUCT; OR (ii) BY ENDO AS TO THE PATENTABILITY, VALIDITY, OR SCOPE OF ANY ENDO TECHNOLOGY, ENDO TEST AND REGULATORY DATA, OR JOINT TECHNOLOGY, NOR AS TO THE UTILITY, EFFICACY, NONTOXICITY, SAFETY OR APPROPRIATENESS OF ANY PRODUCTS MADE THEREFROM.

E. PPG shall indemnify, defend and hold Endo and its Affiliates and sublicensees harmless from any and all third-party claims to the extent arising from, in connection with, based upon, by reason of, or relating in any way to:

1. any claim, action or damages arising out of any alleged infringement by reason of the manufacture, use or sale by Endo of the Designated Product(s) to the extent such infringement would apply as well to the manufacture, sale or distribution of TIMERx alone;

2.       PPG's ***************************************************************
         ************* and the Specifications therefor hereunder; provided, however, that matters of infringement of third party rights or intellectual properties shall be included under this clause only to the extent the same are covered by Section 9.5.1 or are within PPG's knowledge, without undertaking any special investigation, and of which PPG failed to inform Endo within 30 days following the later of the Effective Date or PPG's first obtaining such knowledge;

3. any failure of the Formulated TIMERx manufactured by PPG or its alternate supplier (but not by Endo under Section 7.4), as delivered to Endo hereunder for use in the Designated Product(s), to conform to the Specifications; or


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
            CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH
                    THE SECURITIES AND EXCHANGE COMMISSION.
                        ASTERISKS DENOTE SUCH OMISSIONS.



4. any failure of PPG to comply with its obligation under Section 7.9 to notify Endo of any information coming into PPG possession and
         ***********************************************************************
         ***,

and not arising from any other aspect of the Designated Product(s) ************,
*******************************************************************************
******************************************************************************
************************************** following its delivery to Endo hereunder.

F. Endo shall indemnify, defend and hold PPG harmless from any and all third-party claims to the extent arising from, in connection with, based upon, by reason of, or relating in any way to, the formulation, development, supply, production, manufacture, sale, delivery, distribution or use of the Designated Product(s) by Endo, its Affiliates or sublicensees, ***************************
*****************************.

G. Notwithstanding anything to the contrary set forth elsewhere herein, neither Endo nor PPG shall be obligated to indemnify the other party for claims or liabilities to the extent arising from such other party's, or its Affiliates', sublicensees' or assigns', negligence, intentional misconduct, or breach of its duties, obligations, warranties or representations set forth herein.

H. Whenever indemnification is provided for a party under this Agreement, such right of indemnification shall extend also to the indemnified party's Affiliates, officers, directors, shareholders, successors, assigns, agents, employees, and insurers to the extent the same become subject to such claim in such capacity. The party seeking indemnification shall provide the indemnifying party with written notice of any claim or action within ten (10) days of its receipt thereof, and shall afford the indemnifying party the right to control the defense and settlement of such claim or action. The party seeking indemnification shall provide reasonable assistance to the indemnifying party in the defense of such claim or action. If the defendants in any such action include both Endo and PPG, and either party concludes that there may be legal defenses available to it which are different from, additional to, or inconsistent with, those available to the other, that party shall have the right to select separate counsel to participate in the defense of such action on its behalf, and such party shall bear the cost and expense of such separate defense, unless and to the extent the parties otherwise agree, or it is determined through arbitration hereunder that such costs and expense are or were required to be indemnified by the other party hereunder and are or were required to be incurred separately due to such different, additional, or inconsistent defenses. Should the indemnifying party determine not to defend such claim or action, the other party shall have the right to maintain the defense of such claim or action and the indemnifying party agrees to provide reasonable assistance to it in the defense of such claim or action and to bear the reasonable cost and expense of such defense (including attorneys' and experts' fees and expenses). Neither party shall settle any such claim or action in a way that prejudices or adversely impacts the other party to this Agreement without the prior approval of such other party (which approval shall not be unreasonably withheld).

I. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT (OTHER THAN FOR: BREACHES OF SECTION 9.3; INDEMNITIES UNDER SECTIONS 9.5 AND 9.6 FOR PATENT INFRINGEMENT OR FOR HARM TO PERSONS OR TANGIBLE PROPERTY; AND BREACHES OF SECTION 10), NEITHER PARTY SHALL UNDER ANY CIRCUMSTANCES BE LIABLE FOR ANY THIRD PARTY CLAIMS OR FOR ANY INCIDENTAL, CONSEQUENTIAL, INDIRECT OR SPECIAL DAMAGES, INCLUDING ANY LOST PROFITS OR SAVINGS, ARISING FROM ANY BREACH OF WARRANTY OR THE PERFORMANCE OR BREACH OF ANY OTHER PROVISION OF THIS AGREEMENT OR THE USE OR INABILITY TO USE TIMERx, THE DESIGNATED PRODUCT, PPG PATENTS, PPG'S CONFIDENTIAL TECHNOLOGY, TIMERx PRODUCTION TECHNOLOGY, PPG TEST AND REGULATORY DATA, ENDO TECHNOLOGY, ENDO TEST AND REGULATORY DATA, OR JOINT TECHNOLOGY, OR ANY CLAIMS ARISING IN TORT, PERSONAL INJURY, OR PRODUCT LIABILITY, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

X.       CONFIDENTIALITY AND NON-SOLICITATION.

A. In the course of performance under this Agreement or during the discussions leading thereto, a party may disclose, or may have disclosed, to the other confidential information belonging to such party in writing, orally or by demonstration or sample, which information is marked or stated in writing to be "confidential" or "trade secret" information, or where the circumstances of the disclosure and/or the nature of the information otherwise reasonably give notice of the confidential character of the information. All such confidential information of a party shall be maintained in confidence by the other and will not be used by the other party for any purpose except as authorized hereunder. Each party shall exercise, and shall cause its Affiliates, sublicensees, and consultants to exercise, a reasonable degree of care and at least the same degree of care as it uses to protect its own confidential information of similar nature to preserve the confidentiality of such information of the other party. Each party shall safeguard such information against disclosure to third parties, including without limitation employees and persons working or consulting for such party that do not have an established, current need to know such information for purposes authorized under this Agreement. This obligation of confidentiality does not apply to information and material:

1. that were properly in the possession of the receiving party, without any restriction on use or disclosure, prior to receipt from the other party;

2. that are at the time of disclosure hereunder in the public domain by public use, publication, or general knowledge;

3. that become general or public knowledge through no fault of the receiving party or its Affiliates following disclosure hereunder;

4. that are properly obtained by the receiving party from a third party not under a confidentiality obligation to the disclosing party hereto;

5. that are documented to have been independently developed by or on behalf of the receiving party without the assistance of the confidential information of the other party;

6. that consist merely of an idea or conception for the combination of one or more active drug ingredients with a controlled-release agent such as TIMERx; or

7. to the extent the same are required to be disclosed by order of any court or governmental authority; provided, however, that the receiving party shall use its Best Commercial Efforts to give the disclosing party prior notice of any such disclosure so as to afford the disclosing party a reasonable opportunity to seek, at the expense of the disclosing party, such protective orders or other relief as may be available in the circumstances.

B. Neither party shall make any public announcement or other publication regarding this Agreement (whether as to the existence or terms hereof) or the development work or project hereunder or the results thereof without the prior, written consent of the other party, which consent shall not be unreasonably withheld; provided that the foregoing shall not prohibit any disclosure which, in the opinion of counsel to the disclosing party, is required by any applicable law or by any competent governmental authority. In no event shall either party make any disclosure of any such results before a patent application has been filed with respect thereto, except upon the prior written approval of the other party.

C. Each of PPG and Endo agrees that during the License Period, neither of them will directly or indirectly solicit or encourage any employee or consultant of the other to leave or terminate such employment or consultancy for any reason, including without limitation, becoming employed or otherwise engaged in any capacity by such party (or any person or entity associated with such party, whether or not an Affiliate), nor will it assist others in doing so.

XI.      INFRINGEMENT.

A. PPG shall promptly inform Endo of any suspected infringement of any of the PPG Patents or Joint Technology Patents or the infringement or misappropriation of the TIMERx Production Technology or Joint Technology by a third party, to the extent such infringement or misappropriation involves the manufacture, use or sale of a Designated Product or a substitutable or directly competitive product in the Territory ("Covered Infringement"). Endo shall promptly inform PPG of any suspected infringement of any of the PPG Patents or Joint Technology Patents or infringement or misappropriation of the TIMERx Production Technology or Joint Technology of which Endo is aware, whether or not the same involves a Covered Infringement.

B. If the suspected infringement or misappropriation does not involve a Covered Infringement, PPG may take, or refrain from taking, any action it chooses, with or without notice to Endo, and Endo shall have no right to take any action with respect to such suspected infringement or misappropriation, nor to any recoveries with respect thereto. If the suspected infringement or misappropriation involves a Covered Infringement, PPG shall, within 120 days of the first notice referred to in Section 11.1, inform Endo whether or not PPG intends to institute suit against such third party with respect to a Covered Infringement. Endo will not take any steps toward instituting suit against any third party involving a Covered Infringement until PPG has informed Endo of its intention pursuant to the previous sentence.

C. If PPG notifies Endo that it intends to institute suit against a third party with respect to a Covered Infringement, and Endo does not agree to join in such suit as provided in Section 11.4, PPG may bring such suit on its own and shall in such event bear all costs of, and shall exercise all control over, such suit. PPG may, at its expense, bring such action in the name of Endo and/or cause Endo to be joined in the suit as a plaintiff. Recoveries, if any, whether by judgment, award, decree or settlement, shall belong solely to PPG.

D. If PPG notifies Endo that it desires to institute suit against such third party with respect to a Covered Infringement, and Endo notifies PPG within 30 days after receipt of such notice that Endo desires to institute suit jointly, the suit shall be brought jointly in the names of both parties and all costs thereof shall be borne equally to the extent applicable to the Covered Infringement. Recoveries, if any, whether by judgment, award, decree or settlement, shall (to the extent attributable to the Covered Infringement), after the reimbursement of each of PPG and Endo for its share of the joint costs in such action, be shared equally between PPG and Endo.

E. If PPG notifies Endo that it does not intend to institute suit against such third party with respect to a Covered Infringement, Endo may institute suit on its own. Endo shall bear all costs of, and shall exercise all control over, such suit. Recoveries, if any, whether by judgment, award, decree or settlement, shall belong solely to Endo; provided however that, after reimbursement of Endo for its costs in such action, any portion of such net recoveries which constitutes the equivalent of, or damages or payments in lieu of, a royalty measured by the defendant's sales, shall be shared equally between PPG and Endo.

F.       Should either PPG or Endo commence a suit under the provisions of this
Section 11 and thereafter elect to abandon the same, it shall give timely notice to the other party, who may, if it so desires, be joined as a plaintiff in the suit (or continue as such if it is already one) and continue prosecution of such suit, provided, however, that the sharing of expenses and any recovery of such suit shall be as may be determined for that situation by Committee Action.

XII.     ESCALATION PROCEDURES.

A. The parties intend that, to the maximum extent practicable, they shall reach decisions hereunder cooperatively through the deliberations of the Alliance Committee and by consent of its members as described in Section 1.10.1. In cases in which that does not occur (other than as to a question of patent validity or as to a matter left to the discretion of a party hereunder), either party may institute an Escalation Procedure in which a proposed Committee Action approved by at least two members of the Alliance Committee, is provided in writing to each party's Escalation Officer. Such Escalation Officers shall discuss the proposed Committee Action, and shall meet with respect thereto if either of them believes a meeting or meetings to be useful. If the Escalation Officers do not resolve the matter by either approving the proposed Committee Action (whether or not in a revised form) or agreeing to reject it, within thirty (30) days (or such lesser or longer period as they may agree is a useful period for their discussions), then either of them may institute a formal mediation of such matter pursuant to Section 12.2.

B. Any dispute or difference (other than as to a question relating to patent validity or as to a matter left to the discretion of a party hereunder), between the parties arising out of or in connection with this Agreement, including without limitation a disagreement over a proposed Committee Action, that cannot be resolved by the consent of the Escalation Officer of each party shall be referred to mediation before any party resorts to arbitration, litigation, or other dispute resolution procedure. Unless the parties agree otherwise, the mediation will be conducted in accordance with The CPR Mediation Procedure for Business Disputes (Revised 1994) of the CPR Institute for Dispute Resolution by a mediator who has had both training and experience as a mediator of general corporate and commercial matters. If the parties cannot agree on a mediator, then the mediator will be selected by the President of the CPR Institute for Dispute Resolution in accordance with the criteria set forth in the preceding sentence. Within thirty days after the selection of the mediator, the parties and their respective attorneys will meet with the mediator for one mediation session of at least four hours. If the dispute cannot be settled during such mediation session or during any mutually agreed continuation of such session, any party to this Agreement may give to the mediator and the other party to this Agreement written notice declaring the mediation process at an end, and such dispute will be resolved by arbitration pursuant to Section 13. All discussions pursuant to this section will be confidential and will be treated as compromise and settlement discussions. Nothing said or disclosed, and no document produced, in the course of such discussions which is not independently discoverable may be offered or received as evidence or used for impeachment or for any other purpose in any arbitration or litigation. The costs of any mediation pursuant to this section will be shared equally by the parties to this Agreement. Each party to this Agreement acknowledges receipt of a copy of The CPR Model Mediation Procedure for Business Disputes (Revised 1994) of the CPR Institute for Dispute Resolution. The use of mediation will not be construed under the doctrines of laches, waiver or estoppel to affect adversely the rights of either party, and in particular either party may seek a preliminary injunction or other interim judicial relief at any time if in its judgment such action is necessary to avoid irreparable damage.

XIII. ARBITRATION. Should the parties fail to reach agreement with respect to a dispute or difference (other than as to a question relating to patent validity or as to a matter left to the discretion of a party hereunder), between the parties arising out of or in connection with this Agreement, including without limitation a disagreement over a proposed Committee Action, through the aforesaid mediation or otherwise, then the dispute or difference will be determined by arbitration in New York City in accordance with the Non-Administered Arbitration Rules & Commentary (Amended 1993) of the CPR Institute for Dispute Resolution by a tribunal of three independent and impartial arbitrators, one of which will be appointed by each of Endo and PPG, and the third of which shall have had both training and experience as an arbitrator of general corporate and commercial matters and who shall be, and for at least ten years shall have been, a partner, shareholder or member in a highly respected law firm headquartered in the United States. If the parties to this Agreement cannot agree on the third arbitrator, then the third arbitrator will be selected by the President of the CPR Institute for Dispute Resolution in accordance with the criteria set forth in the preceding sentence; provided that no person who served as a mediator pursuant to Section 12.2 with respect to such dispute may be selected by the President of the CPR Institute for Dispute Resolution as an arbitrator pursuant to this section. The tribunal may decide any issue as to whether, or as to the extent to which, any dispute is subject to the arbitration and other dispute resolution provisions in this Agreement. The tribunal must base its award on the provisions of this Agreement and must render its award in a writing which must include an explanation of the reasons for such award. Any arbitration pursuant to this section will be governed by the substantive laws of the State of New York applicable to contracts made and to be performed in that state, without regard to conflicts of law rules, and by the arbitration law of the Federal Arbitration Act

(9 U.S.C. sec.1 et seq.), and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The statute of limitations of the state of New York applicable to the commencement of a lawsuit will apply to the commencement of an arbitration under this section, except that no defenses will be available based upon the passage of time during any negotiation or mediation required pursuant to Section 12. All fees, costs and expenses of the arbitrators, and all other costs and expenses of the arbitration, will be shared equally by the parties to this Agreement unless such parties agree otherwise or unless the tribunal in the award assesses such costs and expenses against one of such parties or allocates such costs and expenses other than equally between such parties. Each party to this Agreement acknowledges receipt of a copy of the Non-Administered Arbitration Rules & Commentary (Amended 1993) of the CPR Institute for Dispute Resolution. Notwithstanding the foregoing, either party may, on good cause shown, seek a temporary restraining order and/or a preliminary injunction from a court of competent jurisdiction, to be effective pending the institution of the arbitration process and the deliberation and award of the arbitration tribunal.

XIV.     MISCELLANEOUS.

A. This Agreement incorporates the Definitions Exhibit and the numbered Exhibits referenced herein. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.

B. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns; provided, however, that except as part of the transfer of all or substantially all assets to a single buyer or pursuant to a merger or other corporate reorganization, neither party shall assign or delegate any of its rights or obligations hereunder at any time without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld.

C. All notices, requests or other communication provided for or permitted hereunder shall be given in writing and shall be hand delivered or sent by facsimile, reputable courier or by registered or certified mail, postage prepaid, return receipt requested, to the address set forth on the signature page of this Agreement, or to such other address as either party may inform the other of in writing. Notices will be deemed delivered on the earliest of transmission by facsimile, actual receipt or three days after mailing as set forth herein.

D. Any terms of this Agreement may be amended, modified or waived only in a writing signed by both parties.

E. If any provision of this Agreement shall be held invalid, illegal or unenforceable, such provision shall be enforced to the maximum extent permitted by law and the parties' fundamental intentions hereunder, and the remaining provisions shall not be affected or impaired.

F. Nothing herein contained shall constitute this a joint venture agreement or constitute either party as the partner, principal or agent of the other, this being an Agreement between independent contracting entities. Neither party shall have the authority to bind the other in any respect whatsoever.

G. In the event that either party hereto is prevented from carrying out its obligations under this Agreement by events beyond its reasonable control, including without limitation acts or omissions of the other party, acts of God or government, natural disasters or storms, fire, political strife, labor disputes, failure or delay of transportation, default by suppliers or unavailability of parts, then such party's performance of its obligations hereunder shall be excused during the period of such event and for a reasonable period of recovery thereafter, and the time for performance of such obligations shall be automatically extended for a period of time equal to the duration of such event or events; provided, however, that the other party may, at its election, terminate this Agreement upon 120 days' prior notice to the party affected by such events, unless such events cease to prevent such affected party's performance hereunder during such 120-day period.

H. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to its conflict of laws rules.

         IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and acknowledge this Agreement as of the date first written above.

ENDO PHARMACEUTICALS INC.                     PPG


By   /s/ Carol A. Ammon                       By     John V. Talley, Jr.
   ----------------------------------            -------------------------------

Its                                           Its     President
    ---------------------------------             ------------------------------
Address:                                      Address:
   223 Wilmington West Chester Pike           2981 Route 22
   Chadds Ford, PA 19317                      Patterson, N.Y. 12563
   FAX:                                       FAX: (914) 878-3420
   Attn: Carol A. Ammon                       Attn: John V. Talley
   CC: Osagie Imasogie                        CC: Michael Mallon

            CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH
                    THE SECURITIES AND EXCHANGE COMMISSION.
                        ASTERISKS DENOTE SUCH OMISSIONS.



         DEFINITIONS EXHIBIT


XV.      DEFINITIONS.

A. "AFFILIATE" of PPG shall mean and include the entities listed as such in Exhibit 1.1, and "Affiliate" of Endo shall mean and include the entities listed as such in Exhibit 1.1, which, in each case are the entities that, directly or indirectly, own and control the voting of more than 50% of the voting capital interests of such party ("Parent"), or more than 50% of the voting capital interests (or equivalent control) of which is, directly or indirectly, owned, and the voting of which is controlled, by such party or its Parent, as of the Effective Date. Subject to Section 14.2, for purposes of this definition and this Agreement:

1. no entity shall remain an "Affiliate" unless it continues to meet the foregoing criteria; and

2. no entity shall become an "Affiliate" (even if it meets such criteria) without the consent of the other party hereto, which consent shall not be unreasonably withheld.

B. "ALLIANCE COMMITTEE" shall mean a committee of six members, three of whom will be designated in writing by each of PPG and Endo. The initial Alliance Committee shall have six members, as follows: John V. Talley, Jr., Dr. Paul Wotton, and Dr. Anand Baichwal, designated by PPG, and Dr. D. Kao, Chuck Cottone, and Osagie Imasogie designated by Endo. If at any time a vacancy occurs (whether due to death, disability, resignation, removal by a party of its designee by written notice to the other party, or otherwise), the vacancy will be filled as soon as is reasonably practicable by designation by the party that originally designated the prior incumbent. In the meantime, the Alliance Committee shall continue to function with its remaining members, provided that any Committee Action described in Section 1.2 will continue to require the consent of at least four members.

C. "APPLICABLE PERCENTAGE" shall mean the following percentages of the following portions of Net Realization:

1. ********************** of all Net Realization from all units of each respective Designated Product *************************************;

2. ********************* of all Net Realization from all units of each respective Designated Product sold by Endo or its distributors or licensees ************* *****************, until the aggregate of all such Net Realization from such Designated Product described in this clause 1.3.2 during the term of this Agreement equals **********************************************;

             CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH
                     THE SECURITIES AND EXCHANGE COMMISSION.
                        ASTERISKS DENOTE SUCH OMISSIONS.



3. *********************** of all Net Realization from all units of each respective Designated Product sold by Endo or its distributors or licensees ************* *******************, after the aggregate of all such Net Realization from such Designated Product described in clause
         1.3.2 and this clause 1.3.3 during the term of this Agreement equals ***************, but before such aggregate equals ******************************************;

4. ********************* of all Net Realization from all units of each respective Designated Product sold by Endo or its distributors or licensees ************** ************************, after the aggregate of all such Net Realization from such Designated Product described in clause 1.3.2, clause 1.3.3, and this clause 1.3.4 equals *****************;

5. ********************* of all Net Realization from all units of each respective Designated Product sold by PPG or its distributors or licensees ****************** *****************, until the aggregate of all such Net Realization from such Designated Product described in this clause 1.3.5 during the term of this Agreement equals
         *************************************;

6. ********************* of all Net Realization from all units of each respective Designated Product sold by PPG or its distributors or licensees ****************** *********************, after the aggregate of all such Net Realization from such Designated Product described in clause 1.3.5 and this clause 1.3.6 during the term of this Agreement equals ****************, but before such aggregate equals ********************************************; and

7. ********************* of all Net Realization from all units of each respective Designated Product sold by PPG or its distributors or licensees ***************** ******************, after the aggregate of all such Net Realization from such Designated Product described in clause 1.3.5, clause 1.3.6, and this clause 1.3.7 equals
         ***************.

D. "APPROVAL" shall mean, with respect to each Designated Product and as to each nation in the Territory, the approval by the Regulatory Authority in such nation of a Designated Product for commercial sale in oral solid-dosage form for administration in humans, pursuant to a Product License Application ("PLA") submitted by or for Endo, or if a license to PPG under Section 6.9 is applicable, pursuant to a PLA submitted by or for PPG. In the United States, the "Approval" for a Designated Product shall be the approval of the U.S. Food and Drug Administration (herein "FDA") of such Designated Product for sale in oral solid-dosage form for administration in humans, pursuant to a New Drug Application ("NDA").

E. "BEST COMMERCIAL EFFORTS" shall mean the exertion on a substantially continuous basis of efforts as would normally be devoted to the applicable task by commercial parties with similar resources to those of the applicable party, where such parties are highly motivated to accomplish such task to the maximum extent practicable, and consider and treat such task as having a priority at least as high as that for any similar task with respect to such party's other drug development or marketing efforts (as the case may be). Best Commercial Efforts will not mean that a party commits that it will actually accomplish the applicable task, nor that it will devote thereto efforts or resources beyond those that a prudent commercial enterprise would devote, even though remaining motivated to do so as described above.

F. "CERTIFICATION BUDGET(S)" shall mean the set of expenditures, costs, and other resources anticipated to be devoted by the respective parties to the Certification Tasks during a Certification Period, with respect to the applicable Designated Product.

G. "CERTIFICATION EXCESS" shall mean the amount which a party would have borne or paid under Sections 3.6.1 and 3.7, had it participated fully in a Certification Period, but did not pay due to its ineligibility to participate in such Certification Period or due to its election, duly made as provided herein, not to participate fully in such Certification Period.

H. "CERTIFICATION PERIOD" shall mean, with respect to each Designated Product and as to each Specified Nation or group of Specified Nations as may be specified herein or by Committee Action, the period beginning at the later of the end of the Development Period for such Designated Product or the institution of such Certification Period by Committee Action, and ending on the earliest of:

1.       the completion of all of the Certification Tasks applicable thereto;

2. the termination of the Certification Period for such Designated Product pursuant to Section 5.4; or

3.       the termination of this Agreement as provided herein.

I. "CERTIFICATION TASK(S)" shall mean, with respect to each Designated Product and as to each Specified Nation or group of Specified Nations as may be specified herein or by Committee Action for the relevant Certification Period:

1. those tasks or milestones as shall be designated from time to time by Committee Action as being, within industry norms and standards, sufficient (together with the Development Tasks for such Designated Product) to support the filing of an NDA with the FDA for such Designated Product, or, as to other nations than the U.S., to support the filing of an analogous PLA in the applicable Regulatory Authority;

2. the filing of one or more NDAs and other PLAs with respect to the Designated Product with the FDA and/or the other Regulatory Authorities designated by Committee Action;

3. obtaining Approval of such NDAs and PLAs (on a nation-by-nation basis, as to the approval by the Regulatory Authority having jurisdiction in that nation); and

4. the preparation by Endo, or if and to the extent that Sections 4.2 or 4.3, or a license to PPG under Section 6.9 are applicable, the preparation by PPG, and the approval by Committee Action, of an initial Manufacturing and Marketing Plan for such Designated Product.

In most cases, the Certification Tasks will include (without limitation) large-scale trials of safety and efficacy, of the sort called "Phase III Clinical Trials" in the FDA context, and all other testing and studies including as to efficacy, bioequivalence, and safety and toxicology, in connection with the development, licensing, manufacture and marketing of the Designated Product, and for compliance with all requirements imposed by the government of the United States (inclusive without limitation of the FDA and the DEA) and by any other government(s) as may be designated by Committee Action. However, the applicable Certification Tasks may be defined and altered in specific cases by Committee Action, whether or not in conformity with the above described usual case as now anticipated. Committee Action to designate Certification Tasks may occur contemporaneously with the designation of the Designated Product, but this (and/or alterations and amendments) may be deferred for later Committee Action.

J. "COMMITTEE ACTION" shall mean an official act, decision, or ruling of the Alliance Committee, which shall require in each case that at least one of the following applies:

1. all members of the Alliance Committee present and acting (but in any event a minimum of four such members) have consented thereto, where such consent is given either in writing (signed either collectively or in multiple identical counterparts, the signers being considered "present and acting" for this purpose) or by vote at a duly convened meeting of the Alliance Committee subsequently entered into the minutes of such meeting; or

2. at least two members of the Alliance Committee have consented thereto (in the manner described above), and have further instituted an Escalation Procedure in which the act, decision, or ruling has received the written approval of the Escalation Officer of each party; or

3. arbitration pursuant to Section 13 results in the adoption of the act, decision, or ruling as constituting Committee Action.

A Committee Action may include the rescinding or amendment of any prior Committee Action.

K. "CONFIDENTIAL TECHNOLOGY" shall mean all technology that is, at the relevant time hereunder, protected or required to be protected as confidential information pursuant to Section 10 hereof.

L. "DESIGNATED PRODUCT(S)" shall mean one or more solid-dosage form(s) of controlled-release pharmaceutical(s) for oral administration in humans that combine(s) Oxymorphone with TIMERx and, perhaps, also with other active drug substances or excipients. The parties anticipate that there will be multiple Designated Products developed and marketed under this Agreement and the relationship established hereby, as the same shall be designated pursuant to
Section 2.6 or otherwise from time to time by written consent of both parties.

M. "DEVELOPMENT BUDGET(S)" shall mean the set of expenditures, costs, and other resources anticipated to be devoted by the respective parties to the Development Tasks during a Development Period.

N. "DEVELOPMENT EXCESS" shall mean the amount which a party would have borne or paid under Section 2.5, had it participated fully in a Development Period, but did not pay due to its election, duly made as provided herein, not to participate fully in such Development Period.

O. "DEVELOPMENT PERIOD" shall mean, with respect to each Designated Product, the period from the designation of such Designated Product as such by the parties (or as stated in Section 2.6), through the earliest of

1.       the successful completion of the Development Tasks therefor;

2. the termination of the Development Period for such Designated Product pursuant to Section 5.2; or

3.       the termination of this Agreement as provided herein.

P.       "DEVELOPMENT TASK(S)" shall mean, with respect to each Designated
Product:

1. those tasks or milestones, together with estimated completion dates or durations therefor, as shall be designated from time to time by Committee Action as being, within industry norms and standards, sufficient evidence of a potentially useful and marketable product that the next steps in the development of such product would be Certification Tasks, or (where no Certification Tasks have then been designated by Committee Action) large-scale clinical trials to determine the safety and efficacy of such Designated Product; and

2. the designation by Committee Action of an initial set of Certification Tasks and an initial Certification Budget for such Designated Product.

In most instances, the Development Tasks will include (without limitation) formulation development, in vitro dissolution studies and/or animal studies and bioavailability studies, as well as small-scale clinical trials conducted under an Investigational New Drug Application ("IND") filed with the FDA, of the sort called "Phase I Clinical Trials" and "Phase II Clinical Trials" in order to demonstrate that, within the scope of such studies, the Designated Product is shown, when administered BID, to be a stable formulation having substantially equigesic effect in blood level studies to the targeted dosage strength of the relevant immediate release Oxymorphone product. In most cases, the large-scale trials to follow during the Certification Period would be of the sort called "Phase III Clinical Trials" in the FDA context. However, the applicable Development Tasks may be defined and altered in specific cases by Committee Action, whether or not in conformity with the above described usual case as now anticipated.

Q.       "ELIGIBLE PARTY" shall mean:

1. with respect to the first proposed Certification Period for a particular Designated Product (or group of Designated Products that were developed in the same Development Period), a party to this Agreement that participated in the Development Period for the relevant Designated Product(s) and that did not, as to such Development Period, exercise its rights to cease its participation hereunder; and

2. with respect to any other proposed Certification Period, a party to this Agreement that participated in the Development Period and the first Certification Period for the relevant Designated Product (or group of Designated Products developed in such Development Period), and that did not, as to either of such Development Period or such first Certification Period, exercise its rights to cease its participation hereunder.

R. "ENDO IMPROVEMENT TECHNOLOGY" shall mean any and all technology and rights of Endo, or in which Endo or any of its Affiliates or sublicensees otherwise has any rights or interests during the term of this Agreement, to the extent the same are improvements, modifications, alterations, or enhancements to any of the inventions covered by the PPG Patents, PPG's Confidential Technology, or the TIMERx Production Technology, and to the extent made or discovered, or disclosing inventions made or discovered, prior to the end of the applicable Certification Period, together with all United States and foreign intellectual property and other rights and interests of Endo and its Affiliates and sublicensees thereto and therein, including without limitation patents, trade secrets, copyright, periods of market exclusivity, and other related rights or interests.

S. "ENDO TECHNOLOGY" shall mean any and all technology and rights of Endo, or in which Endo or any of its Affiliates or sublicensees otherwise has any rights or interests during the term of this Agreement, which are used or contemplated to be used in connection with the activities contemplated under this Agreement, including without limitation all Oxymorphone rights and technology (and other technology, rights and properties) to the extent the same directly relate to, are desirable for, or are necessary or useful for, the production, storage and/or marketing of one or more Designated Product(s) and any and all Endo Improvement Technology, together with all United States and foreign intellectual property and other rights and interests of Endo and its Affiliates and sublicensees thereto and therein, including without limitation patents, trade secrets, copyright, periods of market exclusivity, and other related rights or interests.

T. "ENDO TRADEMARK(S)" shall mean those names, symbols and or characters described in Exhibit 1.20 hereto, as the same may be amended from time to time during the term of this Agreement by Endo on at least six (6) months' prior written notice to PPG, that are owned by Endo and that have been designated by it for use in conjunction with PPG's packaging and promotion of a Designated Product hereunder, pursuant to Section 8.

U. "ENDO TEST AND REGULATORY DATA" shall mean any and all test data, test designs and protocols, clinical studies and results thereof, government licenses and applications therefor, government certifications and findings, and related materials, information and rights (including without limitation information regarding bioavailability and bioequivalence, and any adverse drug reactions), developed, commissioned or otherwise obtained by Endo or any of its Affiliates or sublicensees during the term of this Agreement for the uses intended by this Agreement relating to TIMERx, Endo Technology, Joint Technology, the Designated Product, PPG Patents, Joint Technology, TIMERx Production Technology and/or PPG's Confidential Technology.

V. "ESCALATION OFFICER" shall mean the President and Chief Executive Officer of PENWEST, LTD., (currently Tod Hamachek) and the President and Chief Executive Officer of Endo (currently Carol Ammon) , and the persons holding such positions from time to time.

            CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH
                    THE SECURITIES AND EXCHANGE COMMISSION.
                        ASTERISKS DENOTE SUCH OMISSIONS.



W. "ESCALATION PROCEDURE" shall mean the decision making procedure described in Section 12, whereby the parties intend to avoid deadlocks between them and undue delays reaching mutually-acceptable Committee Action(s).

X.       "EXCLUSIVITY PERIOD" shall mean, with respect to each Designated
Product:

1. with respect to any member nation of the European Union (and any other nation in the Territory in which applicable law would restrict the permissible duration of a period of exclusivity to the life of applicable patents), the Exclusivity Period is the period during the License Term for such Designated Product in such nation, until there are no longer any PPG Patents (exclusive of those described in Section 1.38.3) or Joint Technology Patents in that nation applicable to the Designated Product or, if later, until all of PPG's Confidential Technology provided to Endo hereunder has been disclosed without restriction to the public (but in this case, where there are no longer any such PPG Patents and there are no Joint Technology Patents in that nation applicable to the Designated Product, the Exclusivity Period will not last longer in such nation than ten years from the first Approval for such Designated Product in any nation in the European Union); and

2. with respect to any other nation, the Exclusivity Period is coterminous with the License Term,

except where the Exclusivity Period is shortened as otherwise provided in this Agreement.

Y. "FACILITIES CERTIFICATIONS" shall mean those governmental certifications, licenses and other approvals however designated held or obtained at any time by or for Endo or its Affiliates or sublicensees, and for the facilities of any of them, that are required for the legal production, transportation, storage, testing and or packaging of Oxymorphone products, whether for commercial or research use or sale, or otherwise.

Z.       "FORMULATED TIMERX" shall mean TIMERx *********************************
**************************************************************************.

AA.      "FORMULATED TIMERX PRICE" shall mean *********************************
*******************************************************************************
************************************************************ to be provided to
Endo or its Affiliates or sublicensees hereunder, as shall be determined and adjusted ********** ***********************; provided, however, that any amounts paid or payable by PPG for third-party royalties (or for materials acquisition costs to the extent attributable to third-party intellectual properties and essentially equivalent to royalties) which are the responsibility of PPG under Sections 9.5.1 or 9.5.2 *********************************

            CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH
                    THE SECURITIES AND EXCHANGE COMMISSION.
                        ASTERISKS DENOTE SUCH OMISSIONS.



********************************. If any patent applications are filed or prosecuted by PPG on Joint Technology, as provided in Section 6.2, the reasonable costs thereof, and of the maintenance of any patents that issue therefrom, shall (to the extent not reflected in a Development Budget or a Certification Budget and the reconciliations under Sections 2.5 or 3.7) be part of the allocable indirect costs of the manufacture or acquisition of any Formulated TIMERx provided for use in a Designated Product that would be disclosed in whole or in part in such patent or patent application.

BB.      "INITIAL DEVELOPMENT PERIOD" shall mean the Development Period for the
Initial Designated Product(s), to be planned and conducted as described in
Section 2.6.

CC.      "JOINT TECHNOLOGY" shall mean any and all inventions, improvements, modifications, alterations, or enhancements that are made jointly by Endo or any of its Affiliates, on the one hand, and PPG or any of its Affiliates, on the other hand, during and in the course of the parties' cooperative development activities under or in support of this Agreement, together with all United States and foreign intellectual property and other rights and interests of the parties and their respective Affiliates thereto and therein, including without limitation patents, trade secrets, copyright, periods of market exclusivity, and other related rights or interests, to the extent the same remain protected by any such rights and interests from being used freely by others.

DD.      "JOINT TECHNOLOGY PATENT(S)" shall mean any United States patents and foreign equivalents and United States and foreign patent applications and all divisions, continuations, continuations-in-part, reissues, or extensions thereof, any periods of marketing exclusivity relating thereto, and any letters patent that issue thereon, to the extent the same claim any Joint Technology.

EE.      "LICENSE TERM" shall mean, with respect to each Designated Product in each nation in the Territory, the cumulative period covered by the Development Period, the Certification Period, and the Marketing Period.

FF.      "MANUFACTURING AND MARKETING PLAN(S)" shall mean, with respect to each
Designated Product and as to those Specified Nation(s) specified in such Manufacturing and Marketing Plan, a detailed business, manufacturing, and marketing plan of the sort prepared internally and used by Endo and/or its Affiliates (or, if a license to PPG under Section 6.9 is applicable, and/or in the circumstances described in Section 4.2 or 4.3, such a plan of the sort prepared and used internally by PPG and/or its designated third-party marketer) with respect to their drug products generally, including without limitation quantifiable and verifiable plans, goals and milestones for the levels and types of resources, personnel, promotion, advertising, detailing, and other efforts to be devoted to the manufacturing, packaging, quality control, and marketing of such Designated Product, and with

            CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH
                    THE SECURITIES AND EXCHANGE COMMISSION.
                        ASTERISKS DENOTE SUCH OMISSIONS.



respect to the measures of the degree of success achieved in doing so, including without limitation target dates for the full-scale market launch of the Designated Product in each of the Specified Nation(s), and Minimum Net Realization(s) for each of the Specified Nation(s) in such Manufacturing and Marketing Plan (and related goals and projections for pretax profitability). Each Manufacturing and Marketing Plan shall also describe the schedule and methods to be used to effect the revision thereof and the adoption of substituted Manufacturing and Marketing Plans no less often than annually, through Committee Action.

GG.      "MARKETING PERIOD" shall mean, with respect to each Designated Product and as to each nation in the Territory, the period beginning at the end of the Certification Period for such Designated Product in such nation and ending on the earliest of:

1. the twentieth (20th) anniversary of the end of such Certification Period or, if later, the time at which there are no longer any PPG Patents or Joint Technology Patents applicable to such Designated Product in such nation, to the extent such patents disclose inventions made prior to the end of such Certification Period; or

2. the termination of the Marketing Period for such Designated Product in such nation pursuant to Section 5.7 or of the License Term for such Designated Product in such nation pursuant to Section 6.9.1; or

3.       the termination of this Agreement as provided herein.

HH.      "MINIMUM NET REALIZATION" shall mean, with respect to each Designated
Product and each Specified Nation or group of Specified Nations under the then-current Manufacturing and Marketing Plan therefor, a minimum amount of Net Realization generated from sales of such Designated Product in such Specified Nation(s) (as will be stated in such Manufacturing and Marketing Plan). The Minimum Net Realization(s) shall be set at levels at least as high as those that Endo and its Affiliates would expect to obtain from the marketing of their most prominently marketed drug products, taking into account the level and nature of competitive products, the method of promotion and marketing, the Net Realizations specified and obtained for such Designated Product in other nations, and other factors as shall be determined by Committee Action.

II. "NET REALIZATION" shall mean that portion of the amounts paid or payable (whether in cash, cash equivalents, current or deferred consideration, barter, or other monetary or in-kind compensations or considerations of any nature) attributable to the sale or other distribution of a Designated Product, or to the grant of any rights to make, market, or otherwise exploit a Designated Product, which is to be treated hereunder as a net amount realized by the actual or intended recipient of the same, *******************************************
as provided under a

            CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH
                    THE SECURITIES AND EXCHANGE COMMISSION.
                        ASTERISKS DENOTE SUCH OMISSIONS.



Manufacturing and Marketing Plan approved by Committee Action and appropriately attributable thereto (including without limitation the Formulated TIMERx Price paid to PPG for the Formulated TIMERx incorporated therein, or if Section 6.9.5 becomes applicable, the amounts paid to Endo thereunder), all to be determined in accordance with the accounting and attribution standards and principles described in Exhibit 1.35, as the same may be amended from time to time by Committee Action.

JJ.      "OXYMORPHONE PRICE" shall mean ***************************************
*******************************************************************************
******************************************************** to be provided to PPG or its Affiliates or sublicensees hereunder, as shall be determined and adjusted ************* ***********************; provided, however, that any amounts paid or payable by Endo for third-party royalties (or for materials acquisition costs to the extent attributable to third-party intellectual properties and essentially equivalent to royalties) which are the responsibility of Endo under
Section 9.6 ******************************************************************.

KK.      "Patent Review" shall mean Endo's and its counsel's review, during the first 30 days after the Effective Date, of the PPG Patents listed in Exhibit 1.38, to confirm to Endo's reasonable satisfaction that the same are as contemplated to the extent relevant to this Agreement.

LL.      "PPG PATENTS" shall mean:

1.       those United States patents and foreign equivalents listed in Exhibit
         1.38 and all divisions, continuations, continuations-in-part, reissues, or extensions thereof, any periods of marketing exclusivity relating thereto;

2. (i) those United States and foreign patent applications pending as of the Effective Date that are owned by PPG, to the extent the same would, if issued as patent(s), in the absence of the licenses granted hereunder be infringed by Endo's production, use, sale, offer for sale, or import of a Designated Product as contemplated under this Agreement; and (ii) subject to Section 6.8.6, any other patent rights owned or controlled and sublicenseable by PPG, to the extent the same would in the absence of the licenses granted hereunder be infringed by Endo's production, use, sale, offer for sale, or import of a Designated Product as contemplated under this Agreement and to the extent disclosing inventions made or discovered prior to the end of the applicable Certification Period; and

3. subject to Section 6.8.6, PPG's rights under United States and foreign patents in the Territory, if any, to the extent disclosing any of PPG's improvements, modifications, alterations, or enhancements to any of the inventions covered by the PPG Patents that are made for or are otherwise related to or useful with one or more of the Designated Product(s) prior to the end of the applicable Certification Period.

MM.      "PPG TEST AND REGULATORY DATA" shall mean any and all test data, test designs and protocols, clinical studies and results thereof, government licenses and applications therefor, government certifications and findings, and related materials, information and rights (including without limitation information regarding bioavailability and bioequivalence, and any adverse drug reactions), developed, commissioned or otherwise obtained by PPG or any of its Affiliates during the term of this Agreement relating to TIMERx, PPG Patents, and/or TIMERx Production Technology and that are developed for or are otherwise related to or useful with a Designated Product.

NN.      "PROOF OF PRINCIPLE STUDIES" shall mean those early-stage in vitro studies to be mutually agreed upon by the parties and conducted by them within the first 120 days of the Initial Development Period as part of the Initial Development Tasks, and directed at a determination of whether there is physical compatibility between Oxymorphone ADS and TIMERx and whether it is likely, as a technical matter of the pharmaceutical sciences, that at least one Initial Designated Product can be developed.

OO.      "PPG TRADEMARK(S)" shall mean those names, symbols and or characters described in Exhibit 1.20 hereto, as the same may be amended from time to time during the term of this Agreement by PPG on at least six (6) months' prior written notice to Endo, that are owned by PPG and that have been designated by it for use in conjunction with Endo's packaging and promotion of a Designated Product hereunder, pursuant to Section 8.

PP.      "PROJECT CONTACT(S)" shall mean the persons appointed by each party to serve as contact persons between the parties from time to time in relation to this Agreement (in addition to those representatives of the parties on the Alliance Committee, who may or may not also contemporaneously be Project Contact(s)). The initial Project Contact for PPG for business matters is Michael Mallon, and the initial Project Contact for PPG for technical and scientific matters is Dr. Dileep Bhagwat. The initial Project Contact for Endo for business matters is Osagie Imasogie, and the initial Project Contact for Endo for technical and scientific matters is Dr. D. Kao. Each party shall promptly notify the other party of any substitution of other personnel as its Project Contact(s). Each party may select and supervise its other project staff as needed.

QQ.      "REGULATORY AUTHORITY" shall mean the competent authority for each nation of the Territory or for any relevant grouping of nations legally responsible for authorizing the sale or supply of drug products in that nation or group.

RR.      "ROYALTIES" shall mean the royalties payable to PPG pursuant to
Section 4.5 hereof, or the royalties payable to Endo pursuant to Section 6.9, if that section becomes applicable.

SS.      "SPECIFICATIONS" shall mean such standards and analytical methods established by Committee Action from time to time with respect to particular Designated Products and the components thereof (including without limitation the Formulated TIMERx).

TT.      "SPECIFIED NATION(S)" shall mean, as applicable, those nations specified herein or by Committee Action as the nation(s) in which or as to which the Certification Tasks under the respective Certification Period will be conducted, and/or those nations specified in a Manufacturing and Marketing Plan as nation(s) in which the manufacturing, marketing, and promotional activities for a Designated Product will be conducted.

UU.      "TERRITORY" shall initially mean all nations of the world, but may be reduced as to particular nations and particular Designated Products, pursuant to
Section 5.7 or Section 6.9.1.

VV. "TIMERX PRODUCTION TECHNOLOGY" shall mean PPG's rights under the PPG Patents and any and all other patents, patent applications, and other technology belonging to PPG or which PPG has the right to practice and to sublicense from time to time during the term of this Agreement that directly relate to, are desirable for, or are necessary or useful for the production of, Formulated TIMERx for use in a Designated Product.

                                   EXHIBIT 1.1

                                   Affiliates

PPG Affiliates:

         PENWEST, LTD.

         Edward Mendell Co., Inc.

         Penford Products Co.

         Edward Mendell GmBH

         Edward Mendell Finland OY

         PENWEST Foreign Sales Corporation


Endo Affiliates:  None

                                  EXHIBIT 1.20

                                   Trademarks

Endo Trademarks:

Endo

Numorphan



PPG Trademarks:

TIMERx(R) Oral Delivery System

            CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH
                    THE SECURITIES AND EXCHANGE COMMISSION.
                        ASTERISKS DENOTE SUCH OMISSIONS.



                                  EXHIBIT 1.35

               Accounting and Attribution Standards and Principles


NET SALES            **********************************************************
                     **********************************************************
                     **********************************************************
                     **********************************************************
                     *****************************.

GRANTS OF RIGHTS     Amount realized from grant of rights to make, market or
                     otherwise exploit a Designated Product.

MANUFACTURING
COSTS

         Bulk ADS    The Oxymorphone Price for the Oxymorphone ADS used.
         Cost"

         TIMERx      The Formulated TIMERx Price for the Formulated TIMERx used.
         Excipient

         Dose Form   ***********************************************************
         Finishing   ***********************************************************
         &           ***********************************************************
         Packaging   ************** that are approved by Committee Action.


DEVELOPMENT COSTS

         Dosage      ************************************ approved by Committee
         Form        Action that is applied to ********************************.

MARKETING
EXPENSES

      Premarketing   Expenses incurred ****************************************
                     **********************************************************
                     **********************************************************
                     ******************************* Expenses are subject to
                     Alliance Committee review and approval by Committee Action on a quarterly basis.

            CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH
                    THE SECURITIES AND EXCHANGE COMMISSION.
                        ASTERISKS DENOTE SUCH OMISSIONS.




EXHIBIT 1.35, CONTINUED

  Sales & Product          As mutually agreed, but not to be duplicative with
Management                 Field Selling  costs defined below, subject to
                           Alliance Committee review and approval by Committee
                           Action on a quarterly basis.

  Field Selling            Common Standard Selling Cost per detail multiplied by
                           number of details subject to Alliance Committee review and approval by Committee Action on a quarterly basis.

  Advertising &            ***************************************************
Promotion                  (to the extent not already included in Sales &
                           Product Management costs defined above)
                           ********************************* subject to Alliance
                           Committee review and approval by Committee Action on a quarterly basis.

  Commissioned             Actual reasonable commissions, if applicable.
Sales Rep.

FINISHED PRODUCT
DISTRIBUTION
EXPENSE (FPDE)

  Variable and             ****************************************************
Fixed                      ************************.

POST REGISTRATION          Studies required by the FDA or other applicable
STUDIES                    Regulatory Authority.  Direct costs will be charged.
                           Studies are subject to Alliance Committee review and approval by Committee Action.

GENERAL &                  *****************************************************
ADMIN. EXPENSES            *****************************************************
(G&A)                      **************************************************,
                           and as reviewed and approved by Committee Action on a quarterly basis.

TOTAL COST OF              ****************************************************
SALES                      ***************************************************.
                           Note, however, that the Total Costs of Sales will not include as appropriately attributable expenses or costs any amounts paid or payable by a party for third-party royalties to the extent the same would be the responsibility of the paying party under Section
                           9.5.1, 9.5.2, or 9.6 of the Agreement.

NET REALIZATION            *************************************************.

                                  EXHIBIT 1.38

                                   PPG Patents


Patent
Number                 Date             Title                                   Inventor
----------------------------------------------------------------------------------------------
U.S. Patents
------------

1.   4,994,276         2/19/91          Directly Compressible Sustained         A. Baichwal
                                        Release Excipient                       J. Staniforth

2.   5,128,143         7/7/92           Sustained Release Excipient and         A. Baichwal
                                        Tablet Formulation                      J. Staniforth

3.   5,135,757         8/4/92           Compressible Sustained Release          A. Baichwal
                                        Solid Dosage Forms                      J. Staniforth

4.   5,169,639         12/8/92          Controlled Release Verapamil            A. Baichwal
                                        Tablets                                 J. Staniforth

5.   5,330,761         7/19/94          Bioadhesive Tablet for Non-             A. Baichwal
                                        Systemic Use Products

6.   5,399,358         3/21/95          Sustained Release Formulations          A. Baichwal
                                        for 24 Hour Release of                  J. Staniforth
                                        Metoprolol

7.   5,399,359         3/21/95          Controlled Release Oxybutynin           A. Baichwal
                                        Formulations                            T. McCall

8.   5,399,362         3/21/95          Once-A-Day Metoprolol Oral              A. Baichwal
                                        Dosage Form                             T. McCall

9.   5,455,046         10/3/95          Sustained Release Heterodisperse        A. Baichwal
                                        Hydrogel Systems for Insoluble
                                        Drugs

10.  5,472,711         12/5/95          Agglomerated Hydrophilic                A. Baichwal
                                        Complexes with Multi-Phasic             J. Staniforth
                                        Release Characteristics

11.  5,478,547         12/26/95         Agglomerated Hydrophilic                A. Baichwal
                                        Complexes with Multi-Phasic             J. Staniforth
                                        Release Characteristics

12.  5,512,297         4/30/96          Sustained Release Heterodisperse        A. Baichwal
                                        Hydrogel Systems for Insoluble
                                        Drugs

13.  5,554,387         9/10/96          Sustained Release Heterodisperse        A. Baichwal
                                        Hydrogel Systems for Insoluble
                                        Drugs

14.  5,612,053         3/18/97          Controlled Release Insufflation         A. Baichwal
                                        Carrier for Medicaments                 J. Staniforth

Japanese Patents
----------------

1.   1903060           2/8/95           Directly Compressible Sustained         A. Baichwal
                                        Release Excipient                       J. Staniforth

2.   2014960           4/12/95          Controlled Release Verapamil            A. Baichwal
                                        Tablet                                  J. Staniforth

Australian Patents
------------------

1.   649163            8/1/92           Controlled Release Verapamil            A. Baichwal
                                        Tablet                                  J. Staniforth

2.   623182            10/12/9          Directly Compressible Sustained         A. Baichwal
                                        Excipient                               J. Staniforth

3.   669531            10/1/96          Agglomerated Hydrophilic                A. Baichwal
                                        Complexes with Multi-Phasic             J. Staniforth
                                        Release Characteristics

Europe (EPO) Patents
--------------------

1.   EPO360562*        7/28/93          Directly Compressible Sustained         A. Baichwal
                                        Release Excipient                       J. Staniforth

     (*subject to opposition proceeding; patent upheld by EPO Opposition Division now under appeal.
2.   EPO550737         1/22/97          Controlled Release Verapamil            A. Baichwal
                                        Tablet                                  J. Staniforth

                                   EXHIBIT 2.6

                           Initial Designated Products



                Oxymorphone SE, all oral tablet dosage strengths